                        AGREEMENT AND PLAN OF REORGANIZATION


                                    BY AND AMONG


                                  MED-SEARCH, INC.,
                         MED-SEARCH ACQUISITION CORPORATION,
                                        AND
                           PROSPECT MEDICAL SYSTEMS, INC.











                                   JUNE 10, 1996



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                                  TABLE OF CONTENTS

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ARTICLE 1
DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.1    CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.2    OTHER DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .3

ARTICLE 2

     THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     2.1    EFFECTIVE TIME OF THE MERGER . . . . . . . . . . . . . . . . . . . . . .3
     2.2    EFFECTS OF THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . .3
     2.3    EFFECT ON CAPITAL STOCK. . . . . . . . . . . . . . . . . . . . . . . . .3
     2.4    EXCHANGE OF CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . .4
     2.5    BOARD OF DIRECTORS, OFFICERS . . . . . . . . . . . . . . . . . . . . . .5
     2.6    NO FURTHER OWNERSHIP RIGHTS IN PROSPECT MEDICAL SYSTEMS COMMON . . . . .6
     2.7    TAX TREATMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     2.8    SECTION 203 OF THE DGCL NOT APPLICABLE . . . . . . . . . . . . . . . . .6

ARTICLE 3

     REPRESENTATIONS AND WARRANTIES OF
     PROSPECT MEDICAL SYSTEMS AND PROSPECT
     MEDICAL GROUP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     3.1    ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     3.2    CAPITAL STRUCTURE. . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     3.3    AUTHORITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     3.4    FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .8
     3.5    BUSINESS CHANGES . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     3.6    CONDUCT OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . .9
     3.7    PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     3.8    REAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     3.9    ACCOUNTS RECEIVABLE. . . . . . . . . . . . . . . . . . . . . . . . . . 11
     3.10   TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     3.11   COMPLIANCE WITH LAW. . . . . . . . . . . . . . . . . . . . . . . . . . 11
     3.12   LICENSURE AND REIMBURSEMENT. . . . . . . . . . . . . . . . . . . . . . 12
     3.13   FRAUD AND ABUSE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     3.14   LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     3.15   CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     3.16   PROPRIETARY RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     3.17   INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     3.18   CERTAIN ADVANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     3.19   RELATED PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     3.20   UNDERLYING DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . . 15
     3.21   EMPLOYEES AND UNION ACTIVITIES . . . . . . . . . . . . . . . . . . . . 15


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     3.22   EMPLOYEE BENEFIT PLANS . . . . . . . . . . . . . . . . . . . . . . . . 15
     3.23   ACTIVITIES OF PROVIDERS AND ENROLLEE GROUPS. . . . . . . . . . . . . . 17
     3.24   INSPECTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     3.25   SECTION 203 OF THE DGCL NOT APPLICABLE . . . . . . . . . . . . . . . . 17
     3.26   REPRESENTED BY COUNSEL . . . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE 4

     REPRESENTATIONS AND WARRANTIES OF MED-SEARCH,
     MS ACQUISITION CORPORATION AND
     SUNCREST. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     4.1    ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     4.2    MS ACQUISITION CORPORATION CAPITAL STRUCTURE . . . . . . . . . . . . . 18
     4.3    AUTHORITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     4.4    CAPITAL STRUCTURE. . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     4.5    FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . 20
     4.6    CONDUCT OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . 20
     4.7    BUSINESS CHANGES . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     4.8    PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     4.9    REAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     4.10   ACCOUNTS RECEIVABLE. . . . . . . . . . . . . . . . . . . . . . . . . . 23
     4.11   TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     4.12   COMPLIANCE WITH LAW. . . . . . . . . . . . . . . . . . . . . . . . . . 23
     4.13   LICENSURE AND REIMBURSEMENT. . . . . . . . . . . . . . . . . . . . . . 24
     4.14   FRAUD AND ABUSE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     4.15   LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     4.16   CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     4.17   PROPRIETARY RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     4.18   INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     4.19   CERTAIN ADVANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     4.20   RELATED PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     4.21   UNDERLYING DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . . 27
     4.22   EMPLOYEES AND UNION ACTIVITIES . . . . . . . . . . . . . . . . . . . . 27
     4.23   EMPLOYEE BENEFIT PLANS . . . . . . . . . . . . . . . . . . . . . . . . 27
     4.24   ACTIVITIES OF PROVIDERS AND ENROLLEE GROUPS. . . . . . . . . . . . . . 28
     4.25   INSPECTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     4.26   SECTION 203 OF THE DGCL NOT APPLICABLE . . . . . . . . . . . . . . . . 29
     4.27   REPRESENTED BY COUNSEL . . . . . . . . . . . . . . . . . . . . . . . . 29
     4.28   REPRESENTED BY COUNSEL . . . . . . . . . . . . . . . . . . . . . . . . 29

ARTICLE 5

     COVENANTS RELATING TO CONDUCT OF BUSINESS . . . . . . . . . . . . . . . . . . 29
     5.1    ORDINARY COURSE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     5.2    DIVIDENDS; CHANGES IN STOCK. . . . . . . . . . . . . . . . . . . . . . 29
     5.3    ISSUANCE OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . 30
     5.4    GOVERNING DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 30


                                         -ii-

     5.5    NO SOLICITATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     5.6    NO ACQUISITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     5.7    NO DISPOSITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     5.8    INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     5.9    PROVIDER AND BUSINESS RELATIONS. . . . . . . . . . . . . . . . . . . . 30
     5.10   OTHER ACTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     5.11   ADVICE OF CHANGES; GOVERNMENT FILINGS. . . . . . . . . . . . . . . . . 31
     5.12   ACCOUNTING METHODS . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     5.13   TAXFREE REORGANIZATION TREATMENT . . . . . . . . . . . . . . . . . . . 31
     5.14   COMPENSATION, BENEFIT PLANS. . . . . . . . . . . . . . . . . . . . . . 31
     5.15   PROSPECT MANAGEMENT AGREEMENT. . . . . . . . . . . . . . . . . . . . . 32

ARTICLE 6

     ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     6.1    ACCESS TO INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . 32
     6.2    LEGAL CONDITIONS TO THE MERGER . . . . . . . . . . . . . . . . . . . . 32
     6.3    MED-SEARCH STOCKHOLDERS' APPROVAL. . . . . . . . . . . . . . . . . . . 32
     6.4    PROSPECT MEDICAL SYSTEMS STOCKHOLDERS' APPROVAL. . . . . . . . . . . . 33
     6.5    DISSENTING SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     6.6    BLUE SKY LAWS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     6.7    COMMUNICATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     6.8    DELIVERY OF STOCK CERTIFICATES . . . . . . . . . . . . . . . . . . . . 33
     6.9    UPDATE TO DISCLOSURES. . . . . . . . . . . . . . . . . . . . . . . . . 33
     6.10   GOOD FAITH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     6.11   STATE STATUTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     6.12   COMPOSITION OF MED-SEARCH BOARD. . . . . . . . . . . . . . . . . . . . 34
     6.13   SETTLEMENT OF CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . . 34
     6.14   MAINTENANCE/ASSIGNMENT OF HMO CONTRACTS. . . . . . . . . . . . . . . . 34
     6.15   FINDERS FEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     6.16   FAIRNESS OPINION . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     6.17   INCREASE IN NUMBER OF AUTHORIZED SHARES OF MED-SEARCH COMMON . . . . . 34

ARTICLE 7

     CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     7.1    CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. . . . . . 35
     7.2    CONDITIONS TO OBLIGATIONS OF MED-SEARCH AND MS ACQUISITION
            CORPORATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     7.3    CONDITIONS TO OBLIGATIONS OF PROSPECT MEDICAL SYSTEMS. . . . . . . . . 37

ARTICLE 8

     CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     8.1    CLOSING DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     8.2    FILING DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     8.3    PRIVATE PLACEMENT OF MED-SEARCH COMMON . . . . . . . . . . . . . . . . 38


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

     8.4    APPOINTMENT OF NEW BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . 39
     8.5    CLOSING CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE 9

     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS . . . . . . . . . . . . 39

ARTICLE 10

     PAYMENT OF EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE 11

     TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . 40
     11.1   TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     11.2   EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . 41
     11.3   AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     11.4   EXTENSION, WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . 41

ARTICLE 12

     GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     12.1   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     12.2   HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     12.3   COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     12.4   BINDING NATURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     12.5   MERGER OF DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 43
     12.6   INTEGRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     12.7   INCORPORATION OF EXHIBITS. . . . . . . . . . . . . . . . . . . . . . . 43
     12.8   GOOD FAITH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     12.9   APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     12.10  DISPUTE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     12.11  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     12.12  THIRD PARTY BENEFICIARIES. . . . . . . . . . . . . . . . . . . . . . . 44
     12.13  BEST EFFORTS; FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . 44

EXHIBIT A   CERTIFICATE OF MERGER
EXHIBIT B   ASSET PURCHASE AGREEMENT
EXHIBIT C   INVESTMENT AGREEMENT
EXHIBIT D   PROSPECT MANAGEMENT AGREEMENT
EXHIBIT E   MED-SEARCH LITIGATION
EXHIBIT F   ISSUANCE OF SECURITIES
EXHIBIT G   ACQUISITIONS
EXHIBIT H   CONSULTING AGREEMENTS

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

                        AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of the 10th day of June, 1996 by and among MED-SEARCH, INC., a Delaware corporation ("Med-Search"), MED-SEARCH ACQUISITION CORPORATION, a Delaware Corporation ("MS Acquisition Corporation"), and PROSPECT MEDICAL SYSTEMS, INC., a Delaware corporation ("Prospect Medical Systems").


                                       RECITALS

     A. Med-Search is a provider of medical practice management and administrative services which is currently operating in a severely distressed financial condition;

     B. Med-Search has previously engaged in discussions with Jacob Y. Terner, M.D. (Terner and his assigns or designees shall collectively be referred to as "Investor") regarding the merger of Med-Search with another, more financially viable provider of managed care services and the raising of capital for such ventures;

     C. Med-Search and Investor have entered into a binding memorandum of intent dated as of October 13, 1995 ("Memorandum of Intent") which provides for the merger of a wholly owned subsidiary of Med-Search with a management services organization in a tax-free, stock for stock exchange;

     D. In connection with the Memorandum of Intent and to effectuate the proposed merger, Med-Search has caused the formation of a wholly owned subsidiary, MS Acquisition Corporation, and Investor has (i) advanced significant funds on behalf of Med-Search to resolve certain claims and litigation against Med-Search and to maintain Med-Search's ongoing operations until the closing of the merger; (ii) entered into a memorandum of intent with Prospect Medical Group, Inc., a California professional medical corporation ("Prospect Medical Group"), pursuant to which Prospect Medical Group has caused the formation of Prospect Medical Systems for the purpose of transferring all of Prospect Medical Group's non-professional assets and administrative and management functions to Prospect Medical Systems; and (iii) agreed to arrange a $2,500,000 infusion of equity working capital at the closing of the Merger;

     E. Subject to the provisions of this Agreement, immediately following (i) approval of the transactions contemplated herein by the stockholders of Med-Search and Prospect Medical Systems pursuant to a Joint Information Statement and (ii) the filing of a Certificate of Amendment to Med-Search's Certificate of Incorporation increasing the number of authorized shares of Med-Search's $0.01 par value common stock ("Med-Search Common") from 29,000,000 to 250,000,000, Prospect Medical Systems shall execute a Certificate of Merger (the "Certificate of Merger") in substantially the form attached hereto as Exhibit A, which provides for the merger (the "Merger") of MS Acquisition Corporation with and into Prospect Medical Systems at the time provided for in
Article II thereof (the "Merger Date").

     F. Following the Merger, in accordance with the terms of this Agreement, Prospect Medical Systems shall be a wholly-owned subsidiary of Med-Search. Pursuant to the Stock Exchange Ratio set forth in Section 2.3(b) of this Agreement, 1,600 shares of Common Stock, $.01 par value, of Prospect Medical Systems issued and outstanding ("Prospect Medical Systems Common") will be converted into 88,089,312 shares of Med-Search Common. Concurrent with the Merger, Prospect Medical Group shall purchase certain assets of Suncrest Medical Group, Inc., a California professional corporation doing business as Interstate Care Providers ("Suncrest") pursuant to the Asset Purchase Agreement, as defined in Section 1.1 herein.

     G. The parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the Merger.

     NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, the parties hereby agree as follows:


                                      ARTICLE 1

                                     DEFINITIONS

     1.1 CERTAIN DEFINITIONS. The terms defined in this Section 1 shall, for all purposes of this Agreement, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

          (a) "Asset Purchase Agreement" shall mean that certain Agreement for the Purchase and Sale of Assets, by and among Prospect Medical Group, Suncrest, Barbara Noble and the Estate of Joseph Noble, M.D. (together "Noble") and the Noble 1992 Family Trust, a copy of which is set forth as Exhibit B ("Asset Purchase Agreement").

          (b) "Dissenting Shares" means shares of Med-Search Common or Prospect Medical Systems Common which shall be owned by stockholders of either of them who shall duly perfect and pursue their appraisal rights with respect to such shares in accordance with Section 1300 of the California General Corporation Law.

          (c) "Dissenting Stockholders" means those stockholders of Med-Search or Prospect Medical Systems who are holders of and are entitled to acquire Dissenting Shares.

          (d) "Investment Agreement" shall mean that certain agreement by and between Med-Search and Investor, a copy of which is attached hereto as Exhibit C, pursuant to which Investor shall be responsible for arranging an equity infusion of $2,500,000 into Med-Search.

          (e) "Joint Information Statement" shall mean the material which shall describe the transactions contemplated by this Agreement and which shall be delivered to and solicit the approval by the stockholders of Med-Search and Prospect Medical Systems, to the extent required, of (i) this

Agreement and the Merger, and any amendments or supplements thereto, all as required by applicable law; (ii) an increase in authorized Med-Search Common to 250,000,000; (iii) a reverse stock split of Med-Search Common of 44 to one; (iv) the subsequent reduction in the number of authorized shares of Med-Search Common from 250,000,000 to 40,000,000; and (v) the appointment of a new Board of Directors of Med-Search as of the Closing.

          (f)  "SEC" shall mean the Securities and Exchange Commission.

     1.2 OTHER DEFINITIONS. In addition to the terms defined in Section 1.1, certain other terms are defined elsewhere in this Agreement, and, whenever such terms are used in this Agreement they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires.


                                      ARTICLE 2

                                      THE MERGER

     2.1 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement and the prior filing with the Delaware Secretary of State of a Certificate of Amendment of Certificate of Incorporation increasing the number of authorized shares of Med-Search Common from 29,000,000 to 250,000,000, a Certificate of Merger shall be duly prepared, executed and acknowledged by the Surviving Corporation (as defined in Section 2.2) and thereafter delivered to the Secretary of State of the State of Delaware, for filing, in accordance with the Delaware General Corporation Law as soon as practicable on or after the Closing Date (as defined in Article 8 of this Agreement). The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State or such time thereafter as is provided by the Certificate of Merger (the "Effective Time").

     2.2 EFFECTS OF THE MERGER. At the Effective Time, (a) MS Acquisition Corporation shall be merged with and into Prospect Medical Systems, which shall be the surviving corporation (the "Surviving Corporation"), and the separate existence of MS Acquisition Corporation shall cease, (b) the Certificate of Incorporation of Prospect Medical Systems immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation; (c) the Bylaws of Prospect Medical Systems shall be the Bylaws of the Surviving Corporation; (d) the directors of the Surviving Corporation shall be as set forth in Section 2.5 hereof; (e) the officers of the Surviving Corporation shall be as set forth in Section 2.5 hereof; and (f) the Merger shall, from and after the Effective Time, have all the effects provided by applicable law.

     2.3 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the issued and outstanding shares of Prospect Medical Systems Common:

          (a) CAPITAL STOCK OF MS ACQUISITION CORPORATION. All issued and outstanding shares of capital stock of MS Acquisition Corporation shall continue to be issued and shall be converted into 1,000 shares of Common Stock of the Surviving Corporation. Each stock certificate of MS Acquisition Corporation evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (b) CONVERSION OF PROSPECT MEDICAL SYSTEMS COMMON. Other than fractional shares as provided in Section 2.3(e), each share of Prospect Medical Systems Common issued and outstanding immediately prior to the Effective Time shall be converted, without any action on the part of the holders thereof, into approximately 55,056 shares of Med-Search Common (hereinafter the "Stock Exchange Ratio") such that shareholders of Prospect Medical Systems collectively will own 88,089,312 shares of the Med-Search Common (which is intended to represent approximately 42% of Med-Search Common immediately after the Effective Time, including shares issued in the Med-Search Placement (defined in Section 7.1(g) herein).

          (c) ADJUSTMENT OF EXCHANGE RATIO. If between the date of this Agreement and the Effective Time, the outstanding shares of Med-Search Common or Prospect Medical Systems Common shall have been changed or are proposed to be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment due to due diligence or other investigation (including but not limited to the Franklin lawsuit, described more fully in Exhibit D hereto), the Stock Exchange Ratio shall be correspondingly adjusted, so that the existing Med-Search Stockholders, Prospect Medical Systems Stockholders and Investor will hold approximately 16%, 42% and 42%, respectively, of the outstanding Med-Search Common, at the Closing Date, including shares issued in the Med-Search Placement.

          (d) DISSENTERS' RIGHTS OF STOCKHOLDERS. Any Dissenting Shares shall receive such consideration as may be determined pursuant to Section 1300 of the California General Corporation Law. Each of Med-Search and Prospect Medical Systems agrees that except with the prior written consent of the Investor, or as required under the California General Corporation Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each Dissenting Stockholder who becomes entitled to payment of the value of shares shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions).

          (e) FRACTIONAL SHARES. No fractional shares of Med-Search Common shall be issued, but in lieu thereof each holder of shares of Prospect Medical Systems Common who would otherwise be entitled to receive a fraction of a share of Med-Search Common (after aggregating all fractional shares of Med-Search Common to be received by such holder) shall receive from Med-Search an amount of cash (rounded up to the nearest whole cent) equal to the product of (i) the fraction of a share to which such holder would otherwise be entitled, multiplied by (ii) the average closing bid price of a share of Med-Search Common for the ten (10) most recent days on which Med-Search Common has traded on the OTC Bulletin Board ending the trading day immediately prior to the Closing Date.

     2.4  EXCHANGE OF CERTIFICATES.

          (a) EXCHANGE AGENT. Prior to the Effective Time, Med-Search shall appoint American Stock Transfer & Trust to act as exchange agent (the "Exchange Agent") in the Merger.

          (b) MED-SEARCH TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Med-Search shall make available to the Exchange Agent for exchange in accordance with this Article 2 and the Certificate of Merger, through such reasonable procedures as Med-Search may adopt, the shares of Med-Search Common issuable pursuant to Section 2.3 in exchange for outstanding shares of Prospect Medical Systems Common.

          (c) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Prospect Medical Systems Common (the "Certificates") whose shares are being converted into Med-Search Common pursuant to Section 2.3, instructions for use in effecting the surrender of the Certificates in exchange for Med-Search Common. Upon surrender of a Certificate for cancellation to the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of Med-Search Common and payments in lieu of fractional shares to which the holder of Prospect Medical Systems Common is entitled pursuant to Section 2.3 and the Certificate of Merger and is represented by the Certificate so surrendered. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Prospect Medical Systems Common which is not registered in the transfer records of Prospect Medical Systems, the appropriate number of shares of Med-Search Common may be delivered to a transferee if the Certificate representing the right to receive such Med-Search Common is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.4, each Certificate shall be deemed at any time after the Effective Time to represent the right to receive upon such surrender the number of shares of Med-Search Common as provided by this Section 2.4 and the Delaware General Corporation Law. The Exchange Agent shall follow the same procedure with respect to lost, stolen or mutilated Prospect Medical Systems certificates as it follows with respect to lost, stolen or mutilated Med-Search certificates. Unless and until any such certificates shall be so surrendered, any dividends paid or other distributions made to holders of record of Med-Search Common after the Effective Time shall be paid to and retained by the Exchange Agent and paid over to such holder when such certificate is surrendered in accordance with this Section 2.4(c).

     2.5  BOARD OF DIRECTORS, OFFICERS.  Upon the Effective Time:

          (a) The directors of the Surviving Corporation shall be as named in the Certificate of Merger and each shall remain a director from the Effective Time until such director's successor shall have been elected and shall qualify, or as otherwise provided in the By-laws of the Surviving Corporation.

          (b) The officers of the Surviving Corporation shall be as named in the Certificate of Merger and shall each hold office from the Effective Time until such officer's successor shall have been elected and shall qualify, or as otherwise provided in the By-laws of the Surviving Corporation.

          (c) If at the Effective Time a vacancy shall exist in the Board of Directors or in any of the offices of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided in the Bylaws of the Surviving Corporation.

     2.6 NO FURTHER OWNERSHIP RIGHTS IN PROSPECT MEDICAL SYSTEMS COMMON. All Prospect Medical Systems Common delivered upon the surrender for exchange of shares of Med-Search Common in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Prospect Medical Systems Common. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Prospect Medical Systems Common which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

     2.7 TAX TREATMENT. The parties intend that the Merger will be a non-taxable transaction to the holders of Prospect Medical Systems Common under section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     2.8 SECTION 203 OF THE DGCL NOT APPLICABLE. The provisions of Section 203 of the Delaware General Corporation Law will not, prior to the termination of this Agreement, apply to this Agreement, the Merger or the transactions contemplated hereby and thereby.


                                      ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES OF
                PROSPECT MEDICAL SYSTEMS AND PROSPECT MEDICAL GROUP

     Each of Prospect Medical Systems and Prospect Medical Group, individually, hereby represent and warrant to Med-Search and Investor as follows; provided however, that each such party's representations and warranties contained herein relate only to those matters which apply to such party:

     3.1 ORGANIZATION. Each of Prospect Medical Systems and Prospect Medical Group is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and in each of the other jurisdictions in which it owns or leases property or conducts business, except where the failure to be so qualified will not have a material adverse effect on the condition (financial or otherwise), net worth, assets, prospects, employees, operations, obligations or liabilities (a "Material Adverse Effect") of Prospect Medical Systems or Prospect Medical Group and has all requisite power and authority to own, lease and operate its properties and to carry on its business, as now being conducted, and possesses all regulatory and other licenses, permits, authorizations, franchises, rights and privileges necessary for the conduct of its business as conducted.

     3.2 CAPITAL STRUCTURE. The authorized capital stock of Prospect Medical Systems consists of 2,500 shares of Common Stock and no shares of Preferred Stock. At the close of business as of the Effective Time (a) 1,600 shares of Prospect Medical Systems Common will be issued and outstanding; (b) no shares of Preferred Stock will be outstanding; and (c) no options to purchase shares of Prospect Medical Systems, or convertible securities will be outstanding.

          All of the Prospect Medical Systems Common has been or will be issued in compliance with applicable federal and state securities laws. All of the outstanding shares of Prospect Medical

Systems Common are or will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Prospect Medical Systems' Certificate of Incorporation or Bylaws or any agreement to which Prospect Medical Systems is a party or is bound.

     3.3 AUTHORITY. Prospect Medical Systems has as of the date hereof all requisite corporate power and authority to enter into this Agreement and to execute the Certificate of Merger and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Certificate of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Prospect Medical Systems, subject to approval by the stockholders of Prospect Medical Systems. This Agreement has been duly executed and delivered by Prospect Medical Systems and constitutes a valid and binding obligation of Prospect Medical Systems enforceable in accordance with its terms. The Certificate of Merger will be duly executed and delivered by Prospect Medical Systems and will constitute a valid and binding obligation of Prospect Medical Systems enforceable in accordance with its terms as of the date thereof. Provided the conditions in Article 7 are satisfied, the execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation to or loss of a material benefit under (a) any provision of the charter documents or Bylaws of Prospect Medical Systems or Prospect Medical Group or (b) any agreement or instrument, permit, franchise, license, judgment or order, applicable to Prospect Medical Systems or Prospect Medical Group or their respective properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually and in the aggregate would not have a Material Adverse Effect on Prospect Medical Systems or Prospect Medical Group. Prospect Medical Systems and Prospect Medical Group have prepared and delivered to Med-Search a full and complete list of all necessary regulatory consents, waivers and approvals (together with any other material consents, waivers or approvals from third parties, the "Consents") of third parties applicable to the operations of Prospect Medical Systems that are required to be obtained by Prospect Medical Systems in connection with the execution and delivery of this Agreement and the Certificate of Merger by Prospect Medical Systems and the performance of Prospect Medical Systems' obligations hereunder or thereunder. Prior to the Closing Date, Prospect Medical Systems or Prospect Medical Group, as applicable, will obtain all such Consents.

          No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity"), is required by or with respect to Prospect Medical Systems in connection with the execution and delivery of this Agreement or the Certificate of Merger by Prospect Medical Systems or the consummation by Prospect Medical Systems of the transactions contemplated hereby or thereby, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of other states in which Prospect Medical Systems is qualified to do business, (b) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country, and (c) such other consents, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would not have a Material Adverse Effect on Prospect Medical Systems.

     3.4 FINANCIAL STATEMENTS. Prior to the Closing, Prospect Medical Systems will have furnished to Med-Search (i) Prospect Medical Group's audited statement of operations, statement of stockholders' equity and statement of cash flows for the two (2) fiscal years ended September 30, 1995 and Prospect Medical Group's audited balance sheet at September 30, 1994 and September 30, 1995, and, (ii) Prospect Medical Systems' pro forma statement of operations and balance sheet at and for the fiscal year ended September 30, 1995. Prospect Medical Group's balance sheet at September 30, 1995 is hereinafter referred to as the "Prospect Medical Group Balance Sheet," and all such financial statements are hereinafter referred to collectively as the "Prospect Medical Group Financial Statements." The Prospect Medical Group Financial Statements will have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, except as noted in the notes to the Prospect Medical Group Financial Statements, and will fairly present the financial position of Prospect Medical Group and the results of its operations as of the date and for the periods indicated thereon. At September 30, 1995, the Prospect Medical Group Balance Sheet (the "Prospect Medical Group Balance Sheet Date") and as of the Closing Date, Prospect Medical Systems will have no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected on the Prospect Medical Group Balance Sheet or the accompanying notes thereto except for liabilities incurred in the ordinary course of business since the date of said Balance Sheet which are usual and normal in amount. The reserves reflected in the Prospect Medical Group Financial Statements for incurred but not yet reported claims ("IBNR") make sufficient provision for such liabilities and have been established in accordance with GAAP consistently applied.

     3.5 BUSINESS CHANGES. Since the Prospect Medical Group Balance Sheet Date, except as otherwise contemplated by this Agreement, each of Prospect Medical Systems and Prospect Medical Group has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

          (a) There have been no changes in the condition (financial or otherwise), net worth, assets, properties, employees, operations, obligations or liabilities of Prospect Medical Systems or Prospect Medical Group which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition, net worth, assets, properties or operations of Prospect Medical Systems or Prospect Medical Group;

          (b) Neither Prospect Medical Systems nor Prospect Medical Group has issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security of Prospect Medical Systems or Prospect Medical Group;

          (c) Neither Prospect Medical Systems nor Prospect Medical Group has incurred additional debt for borrowed money;

          (d) Neither Prospect Medical Systems nor Prospect Medical Group has incurred any obligation or liability except in the ordinary and usual course of business;

          (e) Neither Prospect Medical Systems nor Prospect Medical Group has paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary and usual course of business and prepayment of existing liabilities;

          (f) Neither Prospect Medical Systems nor Prospect Medical Group has declared or made any dividend, payment or other distribution on or with respect to any share of capital stock of Prospect Medical Systems or Prospect Medical Group;

          (g) Neither Prospect Medical Systems nor Prospect Medical Group has purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of Prospect Medical Systems or Prospect Medical Group;

          (h) Neither Prospect Medical Systems nor Prospect Medical Group has mortgaged, pledged, or otherwise, voluntarily or involuntarily, encumbered any of its assets or properties, except for liens for current taxes which are not yet delinquent and purchase-money liens arising out of the purchase or sale of products made in the ordinary and usual course of business;

          (i) Except as set forth in Exhibit F, neither Prospect Medical Systems nor Prospect Medical Group has purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity; neither Prospect Medical Systems nor Prospect Medical Group has made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business and in any event not in excess of $25,000 for any single item or $100,000 in the aggregate;

          (j) Neither Prospect Medical Systems nor Prospect Medical Group has entered into any transaction or contract or made any commitment to do the same, except in the ordinary and usual course of business;

          (k) Neither Prospect Medical Systems nor Prospect Medical Group has sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 3.16);

          (l) Neither Prospect Medical Systems nor Prospect Medical Group has adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred compensation, severance life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing;

          (m) Neither Prospect Medical Systems nor Prospect Medical Group has effected or agreed to effect any change in its directors, officers or key employees;

          (n) Neither Prospect Medical Systems nor Prospect Medical Group has effected or committed itself to effect any amendment or modification in its charter documents or Bylaws, except as contemplated in this Agreement or the Certificate of Merger.

     3.6 CONDUCT OF BUSINESS. Between the date of the execution of this Agreement and the Effective Time, Prospect Medical Systems and Prospect Medical Group shall (i) carry on their respective operations in substantially the same manner as has previously been done, (ii) use best efforts to maintain and preserve their businesses and operations in good condition and repair, and to prevent the imposition of any additional Liens (as defined below) on the Assets,
(iii) use best efforts to preserve their respective businesses and operations and the relationships with all patients and payors, and (iv) not liquidate or dissolve, take any steps to do same, or inform any third person or entity that they have done or intend to do the same.

     3.7 PROPERTIES. The Prospect Medical Group Balance Sheet reflects all of the real and personal property used by Prospect Medical Systems and Prospect Medical Group in their business or otherwise held by Prospect Medical Systems and Prospect Medical Group, except (a) for property acquired or disposed of in the ordinary and usual course of the business of Prospect Medical Systems and Prospect Medical Group since the date of such balance sheet and (b) personal property not required under GAAP to be reflected thereon. Prospect Medical Systems and Prospect Medical Group have good and marketable title to all assets and properties reflected on the Prospect Medical Group Balance Sheet and thereafter acquired, free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever (collectively, "Liens"), except for the lien of current taxes not yet delinquent and except for Liens which, individually or in the aggregate, are not material to the encumbered property. All of the fixed assets and properties listed on the Prospect Medical Group Balance Sheet or thereafter acquired are in satisfactory condition and repair for the requirements of the business as presently conducted by Prospect Medical Systems and Prospect Medical Group.

     3.8  REAL PROPERTY.

          (a) Prospect Medical Systems and Prospect Medical Group have provided Med-Search with a full and complete list of all real property owned and leased by Prospect Medical Systems or Prospect Medical Group or under option to purchase by Prospect Medical Systems or Prospect Medical Group. All such property leased by Prospect Medical Systems or Prospect Medical Group is held under valid, existing and enforceable leases. Neither real property owned or leased by Prospect Medical Systems or Prospect Medical Group nor the operations of Prospect Medical Systems or Prospect Medical Group thereon, violate in any material respect any applicable building code, zoning requirement or classification, or pollution control ordinance or statute relating to the property or to such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exemptions. No notice from any governmental or public safety authority of any uncorrected condition, unpaid assessment charge or fine relating to the medical facilities or the conduct of business thereon or notice of any pending or contemplated condemnation or change in zoning which would have a Material Adverse Effect on Prospect Medical Systems or Prospect Medical Group has been received by Prospect Medical Systems or Prospect Medical Group.

          (b) There are no Hazardous Substances in, under or about the air, soil, sediment, surface water or groundwater on, under or around any properties at any time owned, leased or occupied by Prospect Medical Systems or Prospect Medical Group. Neither Prospect Medical Systems nor Prospect Medical Group have disposed of any Hazardous Substances on or about such property. Neither Prospect Medical Systems nor Prospect Medical Group have disposed of any materials at any site being investigated or remediated for contamination or possible contamination of the environment. "Hazardous Substances" shall mean any substance regulated or prohibited by any law or designated by any governmental agency to be hazardous, toxic, radioactive, regulated medical waste or otherwise a danger to health or the environment.

          (c) Prospect Medical Systems and Prospect Medical Group have conducted their business in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities relating to Hazardous Substances and the use, storage, treatment, disposal, transport, generation, release and exposure of others to Hazardous Substances (collectively, "Environmental Regulation"). Neither Prospect Medical Systems nor Prospect Medical Group has received any notice of any investigation, claim or proceeding against Prospect Medical Systems or Prospect Medical Group relating to Hazardous Substances and neither Prospect Medical Systems nor Prospect Medical Group is aware of any fact or circumstance which could involve Prospect Medical Systems or Prospect Medical Group in any environmental litigation, proceeding, investigation or claim or impose any environmental liability upon Prospect Medical Systems or Prospect Medical Group (collectively, "Environmental Litigation"). Between the date hereof and Closing, there shall not have occurred any failure by Prospect Medical Systems or Prospect Medical Group to comply with any applicable Environmental Regulation and there shall not have occurred any Environmental Litigation that shall have a Material Adverse Effect on Prospect Medical Systems or Prospect Medical Group.

     3.9 ACCOUNTS RECEIVABLE. All of the accounts receivable of Prospect Medical Systems and Prospect Medical Group shown on the Prospect Medical Group Balance Sheet or thereafter arose in the ordinary and usual course of its business. The values at which accounts receivable are carried effect the accounts receivable valuation policy of Prospect Medical Systems and Prospect Medical Group which are consistent with past practice and in accordance with GAAP applied on a consistent basis.

     3.10 TAXES. Prospect Medical Systems and Prospect Medical Group have duly filed with the appropriate United States, state, local and foreign governmental agencies all tax returns and reports required to be filed (subject to permitted extensions applicable to such filings), which returns are accurate and complete, and have paid or accrued in full all taxes, duties, charges, withholding obligations and other governmental liabilities as well as any interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any governmental authority. (All such items are collectively referred to herein as "Taxes"). The Prospect Medical Group Balance Sheet fully accrues (and the balance sheets subsequent to the date of the Prospect Medical Group Balance Sheet and provided to Med-Search and the Investor prior to the Closing Date will fully accrue) all current and deferred Taxes. Neither Prospect Medical Systems nor Prospect Medical Group is a party to any pending action or proceeding, nor, to the knowledge of Prospect Medical Systems or Prospect Medical Group, is any such action or proceeding threatened by any governmental authority for the assessment or collection of Taxes.

     3.11 COMPLIANCE WITH LAW. All licenses, franchises, permits, consents, certificates and other evidences of authority ("Permits") of Prospect Medical Systems and Prospect Medical Group which are necessary to the conduct of Prospect Medical Systems and Prospect Medical Group's businesses are in full force and effect and neither Prospect Medical Systems nor Prospect Medical Group is in violation of any Permit in any material respect. Prospect Medical Group has made available to Med-Search and Investor all material filings made to, and all inspection or compliance survey reports received from, the California Department of Corporations, Department of Health Services and the Joint Commission on Accreditation of Health Care Organizations ("JCAHO") for the last two years and will make available to Med-Search or Investor all other Permits as requested by Med-Search or Investor. Each of such filings was in material compliance with all applicable laws and regulations; none of the filings contained an untrue statement of a material fact or omitted to state a material fact. Except for possible violations which would not have a Material Adverse Effect on Prospect Medical Systems or Prospect Medical Group, the business of Prospect Medical Systems and Prospect Medical Group has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

     3.12 LICENSURE AND REIMBURSEMENT.  As of the Effective Time:

          (a) Each of Prospect Medical Group's employee-physicians is duly licensed to practice his or her profession in the State of California without restriction; and Prospect Medical Systems and Prospect Medical Group have all licenses, permits, approvals and authorizations necessary for the conduct of their business as presently conducted.

          (b) Prospect Medical Group is participating in the Medicare and Medicaid programs and in any other applicable governmental health care payment programs, and has been and will continue to be authorized to receive reimbursement from such programs for fees and charges incurred by eligible patients for their services. Neither Prospect Medical Systems nor Prospect Medical Group has received any notice on or before the Effective Time that any such license, participation or authorization has been or is threatened to be terminated or, in any material respect, restricted, and neither Prospect Medical Systems nor Prospect Medical Group knows of any basis for any such termination or restriction. As of the Effective Time there is no federal or state investigation pending or, to the best of Prospect Medical Systems' and Prospect Medical Group's knowledge, contemplated, that will have an impact upon Prospect Medical Group's reimbursement status or Prospect Medical Group's ability to operate a medical practice in California. Neither Prospect Medical Systems nor Prospect Medical Group has received any notice of action on or before the Effective Time nor, to the best of Prospect Medical Systems' and Prospect Medical Group's knowledge, is there any threatened or likely action by the Medicare or Medicaid program or any carrier, to recoup or challenge any Medicare or Medicaid reimbursement that Prospect Medical Group has received or for which there currently is a claim pending for services rendered at or in connection with Prospect Medical Group.

     3.13 FRAUD AND ABUSE. Each of Prospect Medical System and Prospect Medical Group, their officers, employees, agents, independent contractors and medical staff members have not engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, 42 U.S.C. Section 1320a-7b, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations or which are prohibited by rules of professional conduct or which otherwise could constitute fraud, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willingly making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment, (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its behalf or on behalf of another, with intent to secure such benefit or payment fraudulently, (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (B) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid.

     3.14 LITIGATION. There is no claim, dispute, action, proceeding, suit, appeal or investigation, at law or in equity, pending against Prospect Medical Systems or Prospect Medical Group, or involving any of their respective assets or properties, before any court, agency, governmental department or agency, commission, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not yet been made on Prospect Medical Systems or Prospect Medical Group), and, to the knowledge of Prospect Medical Systems or Prospect Medical Group, none have been threatened which would have a Material Adverse Effect on Prospect Medical Systems or Prospect Medical Group. Neither Prospect Medical Systems nor Prospect Medical Group is subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any notice, order, writ, injunction or decree.

     3.15 CONTRACTS. Prospect Medical Systems and Prospect Medical Group have made available to Med-Search and Investor each executory contract and agreement in the following categories to which Prospect Medical Systems or Prospect Medical Group is a party, or by which either is bound in any respect: (a) agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, research and development, supplies, studies or capital assets, or for the performance of services, which agreements are in one or more of the following categories: (i) outside the ordinary course of business, (ii) involving payments by Prospect Medical Systems in excess of $50,000; (b) contracts or agreements for the joint performance of work or services, and all other joint venture agreements; (c) management or employment contracts, consulting contracts, collective bargaining contracts, termination and severance agreements; (d) notes, mortgages, deeds of trust, loan agreements, security agreements, guarantees, debentures, indentures, credit agreements and other evidences of indebtedness; (e) stock option, stock purchase, warrant, repurchase or other contracts or agreements relating to any share of capital stock of Prospect Medical Systems or Prospect Medical Group; (f) contracts or agreements with agents, brokers, solicitors, consignees, sale representatives or distributors involving terms or commissions outside the ordinary course of business; (g) contracts or agreements with any director, officer, employee, consultant or stockholder;
(h) powers of attorney or similar authorizations granted by Prospect Medical Systems or Prospect Medical Group to third parties; (i) material licenses, sublicenses, royalty agreements and other contracts or agreements to which Prospect Medical Systems or Prospect Medical Group is a party, or otherwise subject, relating to Proprietary Rights; (j) all contracts with third party payors, including but not limited to, prepaid health plans, preferred provider organizations and exclusive provider organizations; and (k) other material contracts, including material contracts relating to Providers (as defined in Section 3.23 hereof), Medi-Cal, Medicare, and the marketing of Prospect Medical Systems' business. As of the Closing Date, Prospect Medical Systems and Prospect Medical Group will have executed a Management Agreement, including exhibits thereto, in substantially the form attached as Exhibit D (the "Prospect Management Agreement").

          The contracts referred to herein remain in full force and effect in accordance with their terms as of the Effective Time. Neither Prospect Medical Systems, Prospect Medical Group nor any other party to any such contract or agreement (including, but not limited to, any landlord), is in default, or alleged to be in default thereunder, and there exists no condition or event which, with the giving of notice or the lapse of time or otherwise, would constitute such a default by Prospect Medical Systems or Prospect Medical Group or by any other party to any such contracts or agreements. All of the contracts are valid and enforceable by Prospect Medical Systems or Prospect Medical Group, subject to laws relating to bankruptcy, insolvency and equitable orders or decrees.

          Neither Prospect Medical Systems nor Prospect Medical Group has entered into any contract or agreement containing covenants limiting the right of Prospect Medical Systems or Prospect Medical Group to compete in any business or with any person. As used in this Agreement, the terms "contract" and "agreement" include every contract, agreement, commitment, understanding and promise, whether written or oral.

     3.16 PROPRIETARY RIGHTS.

          (a) Each of Prospect Medical Systems and Prospect Medical Group owns or possesses licenses or other rights to use all computer software, software programs, patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, customer lists, proprietary information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used in the business of Prospect Medical Systems and Prospect Medical Group, and the same are sufficient to conduct the business of Prospect Medical Systems and Prospect Medical Group as it has been and is now being conducted.

          (b) The operations of Prospect Medical Systems or Prospect Medical Group do not conflict with or infringe, and no one has asserted to Prospect Medical Systems or Prospect Medical Group that such operations conflict with or infringe, any Proprietary Rights of any third party. There are no claims, disputes, actions, proceedings or suits pending against Prospect Medical Systems or Prospect Medical Group with respect to any Proprietary Rights (other than those with respect to which service of process or similar notice may not yet have been made on Prospect Medical Systems or Prospect Medical Group), and, to the knowledge of Prospect Medical Systems and Prospect Medical Group, none has been threatened against Prospect Medical Systems or Prospect Medical Group. To the knowledge of Prospect Medical Systems and Prospect Medical Group, there are no facts or alleged facts which would reasonably serve as a basis for any claim that Prospect Medical Systems or Prospect Medical Group does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the conduct of the business of Prospect Medical Systems and Prospect Medical Group as it has been and is now being conducted.

     3.17 INSURANCE. Prospect Medical Systems and Prospect Medical Group have provided Med-Search and Investor with a complete list of all policies of insurance to which Prospect Medical Systems or Prospect Medical Group is a party or is a beneficiary or named insured and all claims which have been made to the insurers. Prospect Medical Systems and Prospect Medical Group have in full force and effect with all premiums due thereon paid, the policies of insurance set forth therein. Prospect Medical Systems believes that the insurable properties of Prospect Medical Systems and Prospect Medical Group are insured in amounts and coverages and against risks and losses which are adequate and usually insured against by persons providing or arranging for the provision of health care services or holding or operating similar properties in similar businesses. There were no claims in excess of policy limits asserted under any of the insurance policies of Prospect Medical Systems and Prospect Medical Group in respect of all motor vehicle, general liability, fidelity bonds, professional liability, reinsurance and workers' compensation, and medical claims. To the knowledge of Prospect Medical Systems and Prospect Medical Group, the insurers have no right to terminate or reduce such coverage before the end of applicable policy periods and Prospect Medical Systems and Prospect Medical Group have complied with their obligations under such policies. No claim has been made against Prospect Medical Systems or Prospect Medical Group which is not covered by a policy of insurance, in whole or in part, or as to which an insurer has denied coverage or defended under a reservation of rights.

     3.18 CERTAIN ADVANCES. There are no receivables of Prospect Medical Systems owing from directors, officers, employees, consultants or stockholders of Prospect Medical Systems, or owing by any Affiliate of any director or officer of Prospect Medical Systems, except for advances in the ordinary and usual course of business to officers and employees for reimbursable business expenses.

     3.19 RELATED PARTIES. No officer or director of Prospect Medical Systems or Prospect Medical Group, or any such person, has, either directly or indirectly, (a) an interest in any corporation, partnership, firm or other person or entity which furnishes or sells services or products which are similar to those furnished or sold by Prospect Medical Systems or Prospect Medical Group, or (b) a beneficial interest in any contract or agreement to which Prospect Medical Systems or Prospect Medical Group is a party or by which Prospect Medical Systems or Prospect Medical Group may be bound. For purposes of this Section 3.19, there shall be disregarded any interest which arose solely from the ownership of less than a five percent (5%) equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

     3.20 UNDERLYING DOCUMENTS. Copies of any underlying documents listed or described as having been disclosed to Med-Search pursuant to this Agreement have been furnished to Med-Search and Investor. All such documents furnished to Med-Search are true and correct copies, and there are no amendments or modifications thereto, that have not been disclosed to Med-Search.

     3.21 EMPLOYEES AND UNION ACTIVITIES. Prospect Medical Systems and Prospect Medical Group have complied with all applicable state and federal laws and regulations related to employees and employment practices, except where the failure to comply would have no Material Adverse Effect on Prospect Medical Systems and Prospect Medical Group. The employee relations of Prospect Medical Systems and Prospect Medical Group are good and there is no pending or threatened labor dispute.

     3.22 EMPLOYEE BENEFIT PLANS.

          (a) Neither Prospect Medical Systems nor any Prospect ERISA Affiliate (as defined herein), maintains, is a party to, contributes to, or is obligated to contribute to, and neither Prospect Medical Systems' nor any Prospect ERISA Affiliate's employees or former employees and their dependents or survivors receive benefits under, any of the following (whether or not set forth in a written document):

               (i) Any employee pension benefit plan, as defined in section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA;

               (ii) Any employee welfare benefit plan, as defined in section 3(l) of ERISA,

              (iii) Any bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, debenture, supplemental pension, profit-sharing royalty pool, commission or similar plan or arrangement;

               (iv) Any plan, program, agreement policy, commitment or other arrangement relating to severance or termination pay, whether or not published or generally known;

               (v) Any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in section 3(l) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with the Consolidated Omnibus Budget Reconciliation Act of 1984 ("COBRA");

               (vi) Any employment consulting or termination agreement; or

              (vii) Any other plan, program, agreement procedure, policy, commitment understanding or other arrangement relating to employee benefits, executive compensation, fringe benefits, severance pay, terms of employment or services as an independent contractor, whether foreign or domestic.

               "Prospect ERISA Affiliate" means any entity that, together with Prospect Medical Systems, is treated as a single employer under section 414(b), 414(c), 414(m) or 414(o) of the Code.

          (b) Neither Prospect Medical Systems nor any Prospect ERISA Affiliate has, since January 1, 1993 terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA.

          (c) No payment made to any employee, officer, director or independent contractor of Prospect Medical Systems or Prospect Medical Group (the "Recipient") pursuant to any employment contract, severance agreement or other arrangement (the "Golden Parachute Payment") will be nondeductible by Prospect Medical Systems or Prospect Medical Group because of the application of sections 28OG and 4999 of the Code to the Golden Parachute Payment, nor will Prospect Medical Systems or Prospect Medical Group be required to compensate any Recipient because of the imposition of an excise tax (including any interest or penalties related thereto) on the Recipient by reason of sections 28OG and 4999 of the Code.

          (d) Neither Prospect Medical Systems nor any Prospect ERISA Affiliate has any unfunded liability relating to retiree life and medical benefits for Prospect Medical Systems' current or former employees and their dependents.

     3.23 ACTIVITIES OF PROVIDERS AND ENROLLEE GROUPS. Prospect Medical Systems and Prospect Medical Group have no knowledge:

          (a) that any of Prospect Medical Systems' or Prospect Medical Group's independent practice associations ("IPAs"), physician groups, physicians, pharmacies, laboratories, home health care agencies, nursing facilities, mental health providers, therapists and other allied health professionals and health care institutions (collectively, "Providers") are organized or attempting to organize any entity (whether or not incorporated) for the purpose of bargaining or otherwise dealing with Prospect Medical Group on a collective basis (except with respect to individual providers who have formed professional corporations or partnerships for the purpose of providing medical services or except with respect to the IPAs and medical groups which currently contract with Prospect Medical Group);

          (b) that any Providers have expressed an intent (whether or not legally binding) to terminate or not to renew as Providers to Prospect Medical Group;

          (c) that IPAs, other medical groups, individual doctors which contract with Prospect Medical Group and which serve individually or in the aggregate more than 200 enrollees have expressed an intent (whether or not legally binding) to terminate or not to renew their respective contracts with Prospect Medical Group; or

          (d) of any circumstances likely to result in disenrollment of enrollees, the loss of which individually and in the aggregate would have a Material Adverse Effect on Prospect Medical Systems and Prospect Medical Group.

     3.24 INSPECTIONS. Prospect Medical Systems and Prospect Medical Group have accurately and fully described (i) all inspections of their businesses or operations by any governmental agency or any consultant at any time during the previous five (5) years; (ii) all matters which were noted by any and all such governmental agency or consultant as requiring correction or modifications which were requested or recommended; and (iii) the present status of each such noted matter.

     3.25 SECTION 203 OF THE DGCL NOT APPLICABLE. The provisions of Section 203 of the Delaware General Corporation Law relating to business combinations with interested stockholders, will not, prior to the termination of this Agreement, apply to this Agreement, the Stock Option Agreement, the Merger or the transactions contemplated hereby and thereby.

     3.26 REPRESENTED BY COUNSEL. Prospect Medical Systems and Prospect Medical Group have been represented at all times during the negotiations of this Agreement and the transactions contemplated herein solely by the Law Offices of Gaitan & Parks.

                                      ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF MED-SEARCH,
                       MS ACQUISITION CORPORATION AND SUNCREST

     Each of Med-Search, MS Acquisition Corporation and Suncrest, individually, hereby represent and warrant to Prospect Medical Systems and Investor as follows; provided however, that each such party's representations and warranties contained herein relate only to those matters which apply to such party:

     4.1 ORGANIZATION. Each of Med-Search, MS Acquisition Corporation and Suncrest is a corporation duly organized and validly existing. As of the date of Closing, each of Med-Search, MS Acquisition Corporation and Suncrest will be duly qualified to do business and will be in good standing in its state of incorporation and in each of the other jurisdictions in which it owns or leases property or conducts business, except where the failure to be so qualified would not have a Material Adverse Effect on such entity. Each of Med-Search, MS Acquisition Corporation and Suncrest has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges necessary to the conduct of its respective business as conducted.

     4.2 MS ACQUISITION CORPORATION CAPITAL STRUCTURE. The authorized capital stock of MS Acquisition Corporation consists of 2,500 shares of Common Stock, $.01 par value ("MS Acquisition Corporation Common"). Upon the execution of this Agreement, 2,500 shares of MS Acquisition Corporation Common were validly issued and outstanding and were held by Med-Search of record and beneficially. No options, preferred stock or convertible securities are outstanding.

     4.3 AUTHORITY. Each of Med-Search, MS Acquisition Corporation, and Suncrest has all requisite corporate power and authority to enter into this Agreement and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Med-Search, MS Acquisition Corporation and Suncrest, subject to approval by the stockholders of Med-Search. This Agreement has been duly executed and delivered by Med-Search, MS Acquisition Corporation and Suncrest and constitutes a valid and binding obligation of each of Med-Search, MS Acquisition Corporation and Suncrest, enforceable in accordance with its terms. Provided the conditions set forth in Article 7 are satisfied, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under (a) any provision of the Certificate of Incorporation or Bylaws of Med-Search, MS Acquisition Corporation, or Suncrest or (b) any agreement or instrument, permit, judgment, order, statute, law, ordinance, rule or regulation applicable to Med-Search, MS Acquisition Corporation, or Suncrest or their respective properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a Material Adverse Effect on Med-Search, MS Acquisition Corporation or Suncrest. Med-Search and Prospect Medical Group have prepared and delivered to Med-Search a full and complete list of all necessary regulatory consents, waivers and approvals (together with any other material consents, waivers or approvals from third parties, the "Consents") of third parties applicable to the operations of Med-Search that are required to be obtained by Med-Search in connection with the execution and delivery of this Agreement and the Certificate of Merger by Med-Search and the performance of Med-Search' obligations hereunder or thereunder. Prior to the Closing Date, Med-Search or Prospect Medical Group, as applicable, will obtain all such Consents.

          Med-Search has all requisite corporate power and authority to execute the Certificate of Amendment to Certificate of Incorporation increasing the authorized number of shares of Med-Search Common from 29,000,000 to 250,000,000. MS Acquisition Corporation has all requisite corporate power and authority to execute the Certificate of Merger. The execution and delivery of the Certificate of Amendment to Certificate of Incorporation increasing the authorized number of shares of Med-Search Common from 29,000,000 to 250,000,000 and the Certificate of Merger by Med-Search and MS Acquisition Corporation, respectively, have been duly authorized by all necessary corporate action on the part of Med-Search and MS Acquisition Corporation, subject to approval by the stockholders of Med-Search. The Certificate of Amendment to Certificate of Incorporation increasing the authorized number of shares of Med-Search Common from 29,000,000 to 250,000,000 and the Certificate of Merger will be duly executed and delivered by Med-Search and MS Acquisition Corporation and will constitute valid and binding obligations of Med-Search and MS Acquisition Corporation, respectively.

          No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Med-Search, MS Acquisition Corporation, or Suncrest in connection with the execution and delivery of this Agreement by Med-Search, MS Acquisition Corporation and Suncrest or the consummation by Med-Search, MS Acquisition Corporation and Suncrest of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger and the Certificate of Amendment of Certificate of Incorporation of Med-Search, and related certificates with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Med-Search or MS Acquisition Corporation is qualified to do business, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the law of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Med-Search or MS Acquisition Corporation.

     4.4  CAPITAL STRUCTURE.

          (a) The authorized capital stock of Med-Search consists of 29,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock. 28,709,733 shares of Common Stock are issued and outstanding, and no shares of Preferred Stock, options or convertible securities are outstanding. In addition, due to certain due diligence and other issues, the board of directors of Med-Search has authorized the reserve of 4,848,100 shares of Med-Search Common, which have been added to the total outstanding shares in calculating the Exchange Ratio, which reserve is subject to further adjustment as provided in
Section 2.3(c).

               Since May 1, 1993, all of the outstanding shares of Med-Search Common have been duly authorized, validly issued, fully paid and nonassessable, issued in compliance with applicable state and federal securities laws and not subject to preemptive rights created by statute, Med-Search's Certificate of Incorporation or Bylaws or any agreement to which Med-Search is a party or is bound. The shares of Med-Search Common when issued and delivered to the stockholders of Prospect Medical Systems in accordance with this Agreement will be duly authorized, validly issued, fully paid and nonassessable, and issued in compliance with applicable state and federal securities laws.

          (b) The authorized capital stock of Suncrest consists of 75,000 shares of common stock, of which 500 are outstanding and owned by Noble as representative of the estate of Joseph W. Noble, M.D.

     4.5 FINANCIAL STATEMENTS. Med-Search, together with Suncrest, has furnished to Prospect Medical Systems and Investor, or will furnish prior to the Closing, (i) their respective audited statement of operations, statement of stockholders' equity and statement of cash flows for the combined two fiscal years ended September 30, 1994 and 1995, and Med-Search's audited consolidated balance sheet at September 30, 1995, and (ii) Med-Search's pro forma statement of operations and balance sheet at and for the fiscal year ended September 30,1995. The balance sheets of Med-Search and Suncrest at September 30, 1995 are hereinafter referred to as the "Med-Search Balance Sheet" and all such financial statements are hereinafter referred to collectively as the "Med-Search Financial Statements." The Med-Search Financial Statements have been, or will have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, and fairly present, or will present the combined financial position of Med-Search and Suncrest and the results of their combined operations as of the date and for the periods indicated thereon. At the date of the Med-Search Balance Sheet (the "Med-Search Balance Sheet Date") and as of the Closing Date, neither Med-Search nor Suncrest had or will have any liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected on the Med-Search Balance Sheet or the accompanying notes thereto except for liabilities incurred in the ordinary course of business since the date of said balance sheet which are usual and normal in amount. The reserves reflected in the Med-Search Financial Statements for incurred but not yet reported claims ("IBNR") make sufficient provision for such liabilities and have been established in accordance with GAAP consistently applied.

     4.6 CONDUCT OF BUSINESS. Between the date of the execution of this Agreement and the Effective Time, Med-Search and Suncrest shall (i) carry on their respective operations in substantially the same manner as has previously been done, (ii) use best efforts to maintain and preserve their businesses and operations in good condition and repair, and to prevent the imposition of any additional Liens (as defined herein) on the Assets, (iii) use best efforts to preserve their respective businesses and operations and the relationships with all patients and payors, and (iv) not liquidate or dissolve, take any steps to do same, or inform any third person or entity that they have done or intend to do the same.

     4.7 BUSINESS CHANGES. Since the Med-Search Balance Sheet Date, except as otherwise contemplated by this Agreement, MS Acquisition Corporation and Suncrest have conducted their business only in the ordinary and usual course and, without limiting the generality of the foregoing:

          (a) Except for the transfer of Suncrest's contract with FHP HealthPlan, there have been no changes in the condition (financial or otherwise), net worth, assets, properties, employees, operations, obligations or liabilities of Med-Search, MS Acquisition Corporation or Suncrest or which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition, net worth, assets, properties or operations of Med-Search, MS Acquisition Corporation or Suncrest.

          (b) Except for the shares of Med-Search Common which are proposed to be issued to Earl F. Jordan, M.D., neither Med-Search, MS Acquisition Corporation nor Suncrest has issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security of Med-Search, MS Acquisition Corporation or Suncrest.

          (c) Neither Med-Search, MS Acquisition Corporation nor Suncrest has incurred additional debt for borrowed money.

          (d) Neither Med-Search, MS Acquisition Corporation nor Suncrest has incurred any obligation or liability except in the ordinary and usual course of business.

          (e) Neither Med-Search, MS Acquisition Corporation nor Suncrest has paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary and usual course of business and prepayment of existing liabilities.

          (f) Neither Med-Search, MS Acquisition Corporation nor Suncrest has declared or made any dividend, payment or other distribution on or with respect to any share of capital stock of Med-Search, MS Acquisition Corporation or Suncrest.

          (g) Neither Med-Search, MS Acquisition Corporation nor Suncrest has purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of Med-Search, MS Acquisition Corporation or Suncrest.

          (h) Neither Med-Search, MS Acquisition Corporation nor Suncrest has mortgaged, pledged, or otherwise, voluntarily or involuntarily, encumbered any of its assets or properties, except for liens for current taxes which are not yet delinquent and purchase-money liens arising out of the purchase or sale of products made in the ordinary and usual course of business.

          (i) Neither Med-Search, MS Acquisition Corporation nor Suncrest has purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity; neither Med-Search, MS Acquisition Corporation nor Suncrest has made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business and in any event not in excess of $15,000 for any single item or $50,000 in the aggregate.

          (j) Neither Med-Search, MS Acquisition Corporation nor Suncrest has entered into any transaction or contract or made any commitment to do the same, except in the ordinary and usual course of business.

          (k) Neither Med-Search, MS Acquisition Corporation nor Suncrest has sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 3.16).

          (l) Neither Med-Search, MS Acquisition Corporation nor Suncrest has adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing.

          (m) Except as contemplated in Section 6.12 herein, neither Med-Search, MS Acquisition Corporation nor Suncrest has effected or agreed to effect any change in its directors, officers or key employees.

          (n) Neither Med-Search, MS Acquisition Corporation nor Suncrest has effected or committed itself to effect any amendment or modification in its charter documents or Bylaws, except as contemplated in this Agreement, the Certificate of Amendment of Certificate of Incorporation or the Certificate of Merger.

     4.8 PROPERTIES. The Med-Search Balance Sheet reflects all of the personal and real property used in its business or otherwise held by Med-Search and Suncrest, except (a) for property acquired or disposed of in the ordinary and usual course of the business of Med-Search and Suncrest since the date of such balance sheet and (b) personal property not required under GAAP to be reflected thereon. Med-Search and Suncrest each have good and marketable title to all assets and properties reflected on the Med-Search Balance Sheet and thereafter acquired, free and clear of Liens, except for the lien of current taxes not yet delinquent and except for Liens which, individually or in the aggregate, are not material to the encumbered property. All of the fixed assets and properties listed on the Med-Search Balance Sheet or thereafter acquired are in satisfactory condition and repair for the requirements of the business as presently conducted by Med-Search and Suncrest.

     4.9  REAL PROPERTY.

          (a) Med-Search and Suncrest each have provided to Prospect Medical Systems and Investor full and complete list of all real property owned and leased by them or under option to purchase by Med-Search or Suncrest. All such property leased by Med-Search or Suncrest is held under valid, existing and enforceable leases. Neither real property owned or leased by Med-Search or Suncrest nor the operations of Med-Search or Suncrest thereon, violate in any material respect any applicable building code, zoning requirement or classification, or pollution control ordinance or statute relating to the property or to such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exemptions. No notice from any governmental or public safety authority of any uncorrected condition, unpaid assessment charge or fine relating to the conduct of business thereon or notice of any pending or contemplated condemnation or change in zoning which would have a Material Adverse Effect on Med-Search, MS Acquisition Corporation or Suncrest has been received by any of them.

          (b) To the knowledge of Med-Search, there are no Hazardous Substances in, under or about the air, soil, sediment, surface water of groundwater on, under or around any properties at any time owned, leased or occupied by Med-Search or Suncrest. Neither Med-Search nor Suncrest has disposed of any Hazardous Substances on or about such property. Neither Med-Search nor Suncrest has disposed of any materials at any site being investigated or remediated for contamination or possible contamination of the environment.

          (c) Med-Search and Suncrest each has conducted its business in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities relating to Hazardous Substances and the use, storage, treatment, disposal, transport, generation, release and exposure of others to Hazardous Substances. Neither Med-Search nor Suncrest has received any notice of any investigation, claim or proceeding relating to Hazardous Substances and neither is aware of any fact or circumstance which could involve them in any Environmental Litigation. Between the date hereof and Closing, there shall not have occurred any failure by Med-Search or Suncrest to comply with applicable Environmental Regulation and there shall not have occurred any Environmental Litigation that shall have a Material Adverse Effect on Med-Search or Suncrest.

     4.10 ACCOUNTS RECEIVABLE. All of the accounts receivable of each of Med-Search, MS Acquisition Corporation and Suncrest is shown on its Balance Sheet or thereafter arose in the ordinary and usual course of its business. The values at which accounts receivable are carried effect the accounts receivable valuation policy of Med-Search, MS Acquisition Corporation and Suncrest which is consistent with past practice and in accordance with GAAP applied on a consistent basis.

     4.11 TAXES. As of the date of Closing, Med-Search, MS Acquisition Corporation and Suncrest will have duly filed with the appropriate United States, state, local and foreign governmental agencies all tax returns and reports required to be filed (subject to permitted extensions applicable to such filings), which returns are accurate and complete, and have paid or accrued in full all Taxes. The Med-Search Balance Sheet fully accrues (and the balance sheets subsequent to the date of the Med-Search Balance Sheet prior to the Closing Date will fully accrue) all current and deferred Taxes. Neither Med-Search, MS Acquisition Corporation nor Suncrest is a party to any pending action or proceeding, nor, to the knowledge of Med-Search, MS Acquisition Corporation or Suncrest, is any such action or proceeding threatened by any governmental authority for the assessment or collection of Taxes.

     4.12 COMPLIANCE WITH LAW. All Permits of Med-Search, MS Acquisition Corporation and Suncrest which are necessary to the conduct of their businesses are in full force and effect and neither Med-Search, MS Acquisition Corporation nor Suncrest is in violation of any Permit in any material respect. Each of Med-Search, MS Acquisition Corporation and Suncrest has made available to Prospect Medical Systems and Investor all material filings made to, and all inspection or compliance survey reports received from, the California Department of Corporations, Department of Health Services and the JCAHO for the last two years and will make available to Prospect Medical Systems and Investor all other Permits as requested by such party. Each of such filings was in material compliance with all applicable laws and regulations; none of the filings contained an untrue statement of a material fact or omitted to state a material fact. Except for possible violations which would not have a Material Adverse Effect on Med-Search, MS Acquisition Corporation and Suncrest, the businesses of Med-Search, MS Acquisition Corporation and Suncrest have been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

     4.13 LICENSURE AND REIMBURSEMENT.  As of the Effective Time:

          (a) Each of Suncrest's employee-physicians is duly licensed to practice his or her profession in the State of California without restriction; and Med-Search and Suncrest have all licenses, permits, approvals and authorizations necessary for the conduct of their business as presently conducted.

          (b) Suncrest is participating in the Medicare and Medicaid programs and in any other applicable governmental health care payment programs, and has been and will continue to be authorized to receive reimbursement from such programs for fees and charges incurred by eligible patients for their services. Neither Med-Search nor Suncrest has received any notice on or before the Effective Time that any such license, participation or authorization has been or is threatened to be terminated or, in any material respect, restricted, and neither Med-Search nor Suncrest knows of any basis for any such termination or restriction. As of the Effective Time there is no federal or state investigation pending or, to the best of Med-Search's and Suncrest's knowledge, contemplated, that will have an impact upon Suncrest's reimbursement status or Suncrest's ability to operate a medical practice in California. Neither Med-Search nor Suncrest has received any notice of action on or before the Effective Time nor, to the best of Med-Search's and Suncrest's knowledge, is there any threatened or likely action by the Medicare or Medicaid program or any carrier, to recoup or challenge any Medicare or Medicaid reimbursement that Suncrest has received or for which there currently is a claim pending for services rendered at or in connection with Suncrest.

     4.14 FRAUD AND ABUSE. Each of Med-Search, MS Acquisition Corporation and Suncrest, their officers, employees, agents, independent contractors and staff members have not engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, 42 U.S.C. Section 1320a-7b, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations or which are prohibited by rules of professional conduct or which otherwise could constitute fraud, including but not limited to the following:
(i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;
(ii) knowingly and willingly making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment, (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its behalf or on behalf of another, with intent to secure such benefit or payment fraudulently, (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (B) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid.

     4.15 LITIGATION. Except as set forth on Exhibit E, there is no claim, dispute, action, proceeding, suit, appeal or investigation, at law or in equity, pending against Med-Search, MS

Acquisition Corporation or Suncrest, or involving any of their respective assets or properties, before any court, agency, governmental department or agency, commission, authority, arbitration panel or other tribunal, and, to the knowledge of each of Med-Search, MS Acquisition Corporation and Suncrest, none have been threatened which would have a Material Adverse Effect on Med-Search, MS Acquisition Corporation or Suncrest. Neither Med-Search, MS Acquisition Corporation nor Suncrest is subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any notice, order, writ, injunction or decree.

     4.16 CONTRACTS. Each of Med-Search, MS Acquisition Corporation and Suncrest has made available to Prospect Medical Systems and Investor each executory contract and agreement in the following categories to which it is a party, or by which it is bound in any respect: (a) agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, research and development, supplies, studies or capital assets, or for the performance of services, which agreements are in one or more of the following categories: (i) outside the ordinary course of business,(ii) involving payments by Med-Search, MS Acquisition Corporation and Suncrest in excess of $50,000; (b) contracts or agreements for the joint performance of work or services, and all other joint venture agreements; (c) management or employment contracts, consulting contracts, collective bargaining contracts, termination and severance agreements; (d) notes, mortgages, deeds of trust, loan agreements, security agreements, guarantees, debentures, indentures, credit agreements and other evidences of indebtedness; (e) stock option, stock purchase, warrant, repurchase or other contracts or agreements relating to any share of capital stock of Med-Search, MS Acquisition Corporation or Suncrest; (f) contracts or agreements with agents, brokers, solicitors, consignees, sales representatives or distributors involving terms or commissions outside the ordinary course of business; (g) contracts or agreements with any director, officer, employee, consultant or stockholder; (h) powers of attorney or similar authorizations granted by Med-Search, MS Acquisition Corporation or Suncrest to third parties;
(i) material licenses, sublicenses, royalty agreements and other contracts or agreements to which Med-Search, MS Acquisition Corporation or Suncrest is a party, or otherwise subject, relating to Proprietary Rights; (j) all contracts with third party payors, including but not limited to, prepaid health plans, preferred provider organizations and exclusive provider organizations; and (k) other material contracts, including but not limited to material contracts relating to Providers (as defined in Section 3.23 hereof), Medi-Cal, Medicare, and the marketing of Med-Search's, MS Acquisition Corporation's and Suncrest's business.

          The contracts referred to herein remain in full force and effect in accordance with their terms as of the Effective Time. Neither Med-Search, MS Acquisition Corporation, Suncrest nor any other party to any such contract or agreement (including, but not limited to, any landlord), is in default, or alleged to be in default thereunder, and there exists no condition or event which, with the giving of notice or the lapse of time or otherwise, would constitute such a default by Med-Search, MS Acquisition Corporation, Suncrest or by any other party to any such contracts or agreements. All of the contracts are valid and enforceable by Med-Search, MS Acquisition Corporation, Suncrest, subject to laws relating to bankruptcy, insolvency and equitable orders or decrees.

          Neither Med-Search, MS Acquisition Corporation nor Suncrest has entered into any contract or agreement containing covenants limiting the right of Med-Search, MS Acquisition Corporation or Suncrest to compete in any business or with any person. As used in this Agreement, the terms "contract" and "agreement" include every contract, agreement, commitment, understanding and promise, whether written or oral.

     4.17 PROPRIETARY RIGHTS.

          (a) Each of Med-Search, MS Acquisition Corporation and Suncrest owns or possesses licenses or other rights to use all Proprietary Rights, used in the business of Med-Search, MS Acquisition Corporation and Suncrest, and the same are sufficient to conduct the business of Med-Search, MS Acquisition Corporation and Suncrest as it has been and is now being conducted.

          (b) The operations of each of Med-Search, MS Acquisition Corporation and Suncrest do not conflict with or infringe, and no one has asserted to Med-Search, MS Acquisition Corporation or Suncrest that such operations conflict with or infringe, any Proprietary Rights of any third party. There are no claims, disputes, actions, proceedings or suits pending against Med-Search, MS Acquisition Corporation or Suncrest with respect to any Proprietary Rights, and, to the knowledge of each of Med-Search, MS Acquisition Corporation and Suncrest, none has been threatened. To the knowledge of Med-Search, MS Acquisition Corporation and Suncrest, there are no facts or alleged facts which would reasonably serve as a basis for any claim that any of them does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the conduct of the business of Med-Search, MS Acquisition Corporation and Suncrest as it has been and is now being conducted.

     4.18 INSURANCE. Med-Search has provided Prospect Medical Systems and Investor with a complete list of all policies of insurance to which it is a party or is a beneficiary or named insured and all claims which have been made to the insurers. Med-Search has in full force and effect with all premiums due thereon paid, the policies of insurance set forth therein. The insurable properties of Med-Search are insured in amounts and coverages and against risks and losses which are adequate and usually insured against by persons providing or arranging for the provision of health care services or holding or operating similar properties in similar businesses. There were no claims in excess of policy limits asserted under any of the insurance policies in respect of all motor vehicle, general liability, fidelity bonds, professional liability, reinsurance and workers' compensation, and medical claims. To the knowledge of Med-Search, the insurers have no right to terminate or reduce such coverage before the end of applicable policy periods and each of them has complied with its obligations under such policies.

     4.19 CERTAIN ADVANCES. There are no receivables of Med-Search, MS Acquisition Corporation or Suncrest owing from directors, officers, employees, consultants or stockholders of Med-Search, MS Acquisition Corporation or Suncrest, or owing by any Affiliate of any director or officer of Med-Search, MS Acquisition Corporation or Suncrest, including but not limited to amounts owed from Med-Search to Suncrest, except for advances in the ordinary and usual course of business to officers and employees for reimbursable business expenses.

     4.20 RELATED PARTIES. Except for the control of Suncrest by Barbara Noble, as representative of the Estate of Noble, which is the sole stockholder of Suncrest, neither Med-Search, MS Acquisition Corporation or Suncrest, nor any officer or director of any of them, or any Affiliate of any such entity, has, either directly or indirectly, (a) an interest in any corporation, partnership, firm or other person or entity which furnishes or sells services or products which are similar to those furnished or sold by Med-Search, MS Acquisition Corporation or Suncrest, or (b) a beneficial interest in any contract or agreement to which Med-Search, MS Acquisition Corporation and Suncrest is a party or by which it may be bound. For purposes of this Section 4.20, there shall be disregarded any interest which arose solely from the ownership of less than a five percent (5%) equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

     4.21 UNDERLYING DOCUMENTS. Copies of any underlying documents listed or described as having been disclosed to Prospect Medical Systems and Investor pursuant to this Agreement have been furnished. All such documents furnished to Prospect Medical Systems and Investor are true and correct copies, and there are no amendments or modifications thereto, that have not been disclosed to such parties.

     4.22 EMPLOYEES AND UNION ACTIVITIES. Each of Med-Search, MS Acquisition Corporation and Suncrest has complied with all applicable state and federal laws and regulations related to employees and employment practices, except where the failure to comply would have no Material Adverse Effect on Med-Search, MS Acquisition Corporation and Suncrest. The employee relations of Med-Search, MS Acquisition Corporation and Suncrest are good and there is no pending or threatened labor dispute.

     4.23 EMPLOYEE BENEFIT PLANS.

          (a) Neither Med-Search nor Suncrest nor any of its Med-Search ERISA Affiliates (as defined herein) maintains, is a party to, contributes to, is obligated to contribute to, and neither its nor any of its Med-Search ERISA Affiliates employees or former employees and their dependents or survivors receive benefits under, any of the following (whether or not set forth in a written document):

               (i) Any employee pension benefit plan, as defined in section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA;

              (ii) Any employee welfare benefit plan, as defined in section 3(l) of ERISA,

             (iii) Any bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, debenture, supplemental pension, profit-sharing royalty pool, commission or similar plan or arrangement;

              (iv) Any plan, program, agreement policy, commitment or other arrangement relating to severance or termination pay, whether or not published or generally known;

               (v) Any plan, program, agreement. policy, commitment or other arrangement relating to the provision of any benefit described in section 3(l) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with the Consolidated Omnibus Budget Reconciliation Act of 1984;

              (vi)  Any employment consulting or termination agreement; or

             (vii) Any other plan, program, agreement procedure, policy, commitment, understanding or other arrangement relating to employee benefits, executive compensation, fringe benefits, severance pay, terms of employment or services as an independent contractor, whether foreign or domestic.

          "Med-Search ERISA Affiliate" means any entity that, together with each of Med-Search, MS Acquisition Corporation and Suncrest, is treated as a single employer under section 414(b), 414(c), 414(m) or 414(o) of the Code.

          (b) Neither Med-Search nor Suncrest nor any of its Med-Search ERISA Affiliates has, since 1993 terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA.

          (c) No payment made to any employee, officer, director or independent contractor of Med-Search or Suncrest pursuant to any Golden Parachute Payment will be nondeductible by Med-Search or Suncrest because of the application of sections 28OG and 4999 of the Code to the Golden Parachute Payment, nor will Med-Search or Suncrest be required to compensate any Recipient because of the imposition of an excise tax (including any interest or penalties related thereto) on the Med-Search Recipient by reason of sections 28OG and 4999 of the Code.

          (d) Neither Med-Search nor Suncrest nor any Med-Search ERISA Affiliate has any unfunded liability relating to retiree life and medical benefits for its current or former employees and their dependents.

     4.24 ACTIVITIES OF PROVIDERS AND ENROLLEE GROUPS. Neither Med-Search, MS Acquisition Corporation nor Suncrest has knowledge:

          (a) that any of its IPA Providers are organized or attempting to organize any entity (whether or not incorporated) for the purpose of bargaining or otherwise dealing with it on a collective basis (except with respect to individual providers who have formed professional corporations or partnerships for the purpose of providing medical services or except with respect to the IPAs and medical groups which currently contract with them);

          (b) that any Providers have expressed an intent (whether or not legally binding) to disenroll or not to renew as providers;

          (c) that IPAs, other medical groups, individual doctors which contract with Suncrest and which serve individually or in the aggregate more than 200 enrollees have expressed an intent (whether or not legally binding) to terminate or not to renew their respective contracts; or

          (d) of any circumstances likely to result in disenrollment of enrollees, the loss of which individually and in the aggregate would have a Material Adverse Effect on it.

     4.25 INSPECTIONS. Med-Search and Suncrest have accurately and fully described (i) all inspections of their businesses or operations by any governmental agency or any consultant at any time since their inception; (ii) all matters which were noted by any and all such governmental agency or consultant as requiring correction or modifications which were requested or recommended; and (iii) the present status of each such noted matter.

     4.26 SECTION 203 OF THE DGCL NOT APPLICABLE. The provisions of Section 203 of the Delaware General Corporation Law relating to business combinations with interested stockholders, will not, prior to the termination of this Agreement, apply to this Agreement, the Merger or the transactions contemplated hereby and thereby.

     4.27 REPRESENTED BY COUNSEL. Med-Search and MS Acquisition Corporation have been represented at all times during the negotiation of this Agreement and the transactions contemplated hereby solely by the Law Offices of David L. Kagel.

     4.28 REPRESENTED BY COUNSEL. Suncrest has been represented at all times during the negotiation of this Agreement and the transactions contemplated hereby solely by the Law Offices of Kenneth K. Williams.


                                      ARTICLE 5

                      COVENANTS RELATING TO CONDUCT OF BUSINESS

     During the period from the date of this Agreement and continuing until the Effective Time, each of Med-Search, MS Acquisition Corporation, Suncrest, Prospect Medical Systems and Prospect Medical Group agree that:

     5.1 ORDINARY COURSE. Med-Search, MS Acquisition Corporation, Suncrest, Prospect Medical Systems and Prospect Medical Group shall carry on its business in the usual, regular and ordinary course, including the payment of all state and federal taxes, in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses, use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationship with existing and potential customers, enrollees, and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time.

     5.2 DIVIDENDS; CHANGES IN STOCK. Except for the proposed reverse split of Med-Search Common Stock, each of Med-Search, MS Acquisition Corporation, Suncrest, Prospect Medical Systems and Prospect Medical Group shall not and shall not propose to (a) declare or pay any dividends on or make other distributions in respect of any of their capital stock, (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock, or (c) repurchase or otherwise acquire any shares of its capital stock or rights to acquire any shares of their capital stock.

     5.3 ISSUANCE OF SECURITIES. Except as described in Exhibit F and the proposed issuance of Med-Search Common to Earl F. Jordan, M.D., neither Med-Search, MS Acquisition Corporation, Suncrest, Prospect Medical Systems or Prospect Medical Group shall issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

     5.4 GOVERNING DOCUMENTS. Except as otherwise contemplated herein, neither Med-Search, MS Acquisition Corporation, Suncrest, Prospect Medical Systems or Prospect Medical Group shall amend their charter documents or Bylaws.

     5.5 NO SOLICITATIONS. None of Med-Search, MS Acquisition Corporation, Suncrest, Prospect Medical Systems or Prospect Medical Group shall directly or indirectly, through any officer, director, employee or agent (including any investment banker, financial advisor, attorney, accountant or other representative or agent) or otherwise solicit, initiate or encourage inquiries or the submission of proposals or offers from any third party relating to any acquisition or purchase of all or substantially all of the business, properties or assets of, or any equity interest in such entity or any merger, consolidation, business combination or similar transaction, other than pursuant to this Agreement involving such entity (an "Acquisition Transaction"), or shall participate in any discussions or negotiations regarding, or furnish to any other person any confidential information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or agree to endorse or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

     5.6 NO ACQUISITIONS. Except as set forth in Exhibit G, none of Med-Search, MS Acquisition Corporation, Suncrest, Prospect Medical Systems or Prospect Medical Group shall (a) acquire or agree to acquire by merging or consolidating with or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or (b) otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to such party except in the ordinary course of business consistent with prior practice.

     5.7 NO DISPOSITIONS. Except as set forth in the Asset Purchase Agreement, none of Med-Search, MS Acquisition Corporation, Suncrest, Prospect Medical Systems or Prospect Medical Group shall sell, lease or otherwise dispose of any of its assets, individually or in the aggregate, except in the ordinary course of business consistent with prior practice.

     5.8 INDEBTEDNESS. Except for capital leases entered into in the ordinary course of business, none of Med-Search, MS Acquisition Corporation, Suncrest, Prospect Medical Systems or Prospect Medical Group shall incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others.

     5.9 PROVIDER AND BUSINESS RELATIONS. Each of Med-Search, MS Acquisition Corporation, Suncrest, Prospect Medical Systems and Prospect Medical Group will use its best efforts to preserve the business organization and the health plan provider networks, to keep available the services of present employees, agents and representatives (except those employees terminated for cause or consistent with sound business practices) and to preserve the goodwill and relationships of physician other medical staff, Providers, suppliers, patients and others with whom business relationships exist.

     5.10 OTHER ACTIONS. None of Med-Search, MS Acquisition Corporation, Suncrest, Prospect Medical Systems or Prospect Medical Group shall permit any of their officers, directors, employees or agents to take any action that would, or reasonably would be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions set forth in Article 7 not being satisfied.

     5.11 ADVICE OF CHANGES; GOVERNMENT FILINGS. Med-Search, MS Acquisition Corporation, Suncrest, Prospect Medical Systems and Prospect Medical Group shall confer on a regular and frequent basis, with one another and Investor, report on operational matters and promptly advise one another and Investor in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein. Except where prohibited by applicable statutes and regulations, Med-Search, MS Acquisition Corporation, Suncrest, Prospect Medical Systems and Prospect Medical Group shall promptly provide the other party and Investor (or its counsel) with copies of all other filings made by such party with any state or federal governmental entity in connection with this Agreement or the transactions contemplated hereby.

     5.12 ACCOUNTING METHODS. None of Med-Search, MS Acquisition Corporation, Suncrest, Prospect Medical Systems or Prospect Medical Group shall change their methods of accounting in effect as of the date hereof except as required by changes in GAAP.

     5.13 TAX-FREE REORGANIZATION TREATMENT. None of Med-Search, MS Acquisition Corporation, Suncrest, Prospect Medical Systems or Prospect Medical Group shall take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

     5.14 COMPENSATION, BENEFIT PLANS. None of Med-Search, MS Acquisition Corporation, Suncrest, Prospect Medical Systems or Prospect Medical Group shall
(i) adopt or amend in any material respect any collective bargaining agreement with employees, (ii) enter into, adopt, amend or terminate any benefit plan or any other employee benefit plan or any agreement, arrangement, plan or policy between such party and one or more of its directors or officers, in each case so as to materially increase benefits thereunder, (iii) increase the compensation or fringe benefits of any director, officer or employee or provide any other benefit not required by any plan or arrangement in effect as of the date hereof from the level set at December 31, 1994 (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, (iv) create or amend any stock plan or grant any equity based award pursuant to any stock plan or otherwise other than employee stock options granted consistent with the preceding clause (iii) and having an exercise price not less than market value at the time of grant, or (v) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of such party of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement.

     5.15 PROSPECT MANAGEMENT AGREEMENT. Prospect Medical Systems shall not amend the Prospect Management Agreement, nor any of the exhibits thereto.




                                      ARTICLE 6

                                ADDITIONAL AGREEMENTS

     6.1 ACCESS TO INFORMATION. Each of Med-Search, Suncrest and Prospect Medical Systems shall afford the other parties and shall cause its independent accountants to afford to such persons, and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all of its properties, books, contracts, commitments and records and to the independent accountants reasonable access to the audit work papers and other records of its accountants. During such period, each of Med-Search, Suncrest and Prospect Medical Systems shall use reasonable efforts to furnish promptly to the other all information concerning the business, properties and personnel as may be reasonably requested. No party will use such information for purposes other than this Agreement and will otherwise hold such information in confidence until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason each party shall promptly return, or cause to be returned, to the disclosing party all documents obtained from the other party and any copies made of such documents, extracts and copies thereof.

     6.2 LEGAL CONDITIONS TO THE MERGER. Each of Med-Search, Suncrest and Prospect Medical Systems will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to the other parties in connection with any such requirements imposed upon such other party in connection with the Merger. Each of Med-Search, Suncrest and Prospect Medical Systems will take all reasonable actions to obtain (and to cooperate with the other party in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental authority, or other third party, required to be obtained or made by such party in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

     6.3 MED-SEARCH STOCKHOLDERS' APPROVAL. Med-Search agrees to submit this Agreement, the Certificate of Merger, the Certificates of Amendment to its Certificate of Incorporation, and any related matters to its stockholders for approval, by means of the Joint Information Statement, all as provided by law and its Certificate of Incorporation and Bylaws. The Board of Directors of Med-Search has unanimously recommended to the Med-Search stockholders that such stockholders approve the transactions contemplated by this Agreement and the Certificate of Merger.

     6.4 PROSPECT MEDICAL SYSTEMS STOCKHOLDERS' APPROVAL. Prospect Medical Systems agrees to submit this Agreement, Certificates of Amendment to Certificate of Incorporation, Certificate of Merger and any related matters to its stockholders for approval, by means of the Joint Information Statement, all as provided by law and its Certificate of Incorporation and Bylaws. The Board of Directors of Prospect Medical Systems has unanimously recommended to the Prospect Medical Systems stockholders that such stockholders approve the transactions contemplated by this Agreement and the Certificate of Merger.

     6.5 DISSENTING SHARES. Med-Search shall provide a notice at the time the Joint Information Statement is delivered to stockholders for their approval, a notice as required by Sections 2115 and 1203 of the California Corporations Code, as amended, informing them of their opportunity to dissent from the terms of the Merger and related transactions. As promptly as practicable after the Joint Information Statement and prior to the Closing Date, each party shall furnish to the other and Investor with the name, address of each Dissenting Stockholder and number of Dissenting Shares owned by each such Dissenting Stockholder.

     6.6 BLUE SKY LAWS. Each of Med-Search and Prospect Medical Systems shall take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

     6.7 COMMUNICATIONS. Between the date hereof and the Effective Time, neither Prospect Medical Systems, Prospect Medical Group nor Med-Search will furnish any communication to its stockholders or to the public generally if the subject matter thereof relates to the other party or to the transactions contemplated by this Agreement or the Certificate of Merger without the prior approval of the other party as to the content thereof, which approval shall not be unreasonably withheld (unless such disclosure is nonetheless required in the opinion of counsel), and subject to each party's compliance with applicable law.

     6.8 DELIVERY OF STOCK CERTIFICATES. Med-Search will issue and deliver as and when required by the provisions of this Agreement, the certificates representing the shares of Med-Search Common into which the shares of Prospect Medical Systems Common outstanding immediately prior to the Effective Time shall have been converted as provided in this Agreement.

     6.9 UPDATE TO DISCLOSURES. Without limiting any party's right to rely on the representations and warranties as of the date of this Agreement, each of Med-Search, Suncrest, Prospect Medical Systems and Prospect Medical Group shall provide the other parties with updates to the disclosures provided or made available to such other parties as to material facts which arise between the date of this Agreement and the Closing Date and which, if they had occurred and been known prior to the date of this Agreement would have been required to have been disclosed in order to make the representations and warranties contained in
Article 3 or Article 4, as applicable, true and correct as of the date of this Agreement.

     6.10 GOOD FAITH. Each party shall act in good faith in an attempt to cause all the conditions precedent to its obligations under this Agreement to be satisfied. Each party will act in good faith and take all reasonable action within its capability necessary to render accurate as of the Effective Time its representations and warranties contained in this Agreement.

     6.11 STATE STATUTES. If any state takeover law shall become applicable to the transactions contemplated by this Agreement, Med-Search and its Board of Directors shall use their reasonable best efforts to obtain such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effects of such state takeover law on the transactions contemplated by this Agreement.

     6.12 COMPOSITION OF MED-SEARCH BOARD. Immediately after the Effective Time, Med-Search shall reduce the size of the Board of Directors to five (5) members and appoint to fill such newly-created vacancies with Jacob Y. Terner, M.D., Gregg De Nicola, M.D., David Levinsohn and two directors to be chosen at a later date, and in the event of their refusal or inability to serve, such directors of Prospect Medical Systems who are satisfactory to Med-Search. Further, Investor shall be named Chairman of the Board and Chief Executive Officer of Med-Search and Gregg De Nicola shall be named President.

     6.13 SETTLEMENT OF CLAIMS. From the date hereof to the Effective time, Med-Search shall at the direction of Investor settle creditor claims using the Private Placement Funds which will be available after the Effective Time. No other settlements shall be made without the agreement of Investor.

     6.14 MAINTENANCE/ASSIGNMENT OF HMO CONTRACTS. The parties agree to use their best efforts to maintain Suncrest's existing Health Maintenance Organization contracts and to transfer such contracts to Prospect Medical Group at the Closing. Additionally, Suncrest acknowledges that, due to the fact that FHP HealthPlan had provided notice of its intention to terminate its agreement with Suncrest, Suncrest has previously assigned its existing FHP contract to Prospect Medical Group. In the event that the Merger is not consummated due to the inability of Med-Search or Suncrest to complete the transaction, the assignment to Prospect Medical Group shall remain valid and enforceable and no party shall have any liability resulting from the transfer of such contract.

     6.15 FINDERS FEE. At the Closing, Med-Search shall issue to each of David Zussman, LK Management Inc. and Warner Capital Associates, a warrant to purchase 200,000 pre-split shares of Med-Search Common Stock for a period of five years at an exercise price of $0.03125 per share. Other than as set forth herein, each party represents that there are no other finders or brokers entitled to receive any compensation from any of the transactions contemplated by this Agreement.

     6.16 FAIRNESS OPINION. Med-Search shall include in the Joint Information Statement as required by Section 1203 of the California Corporations Code, a written opinion as to the fairness of the consideration being received in the transaction.

     6.17 INCREASE IN NUMBER OF AUTHORIZED SHARES OF MED-SEARCH COMMON. At the Closing, or as soon as practicable after the Med-Search stockholders have approved Med-Search's Certificate of Amendment of Certificate of Incorporation increasing the number of authorized shares of Med-Search Common from 29,000,000 to 250,000,000, as provided in the Joint Information Statement, Med-Search shall cause the filing of such Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State.

                                      ARTICLE 7

                                 CONDITIONS PRECEDENT

     7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by such party:

          (a) STOCKHOLDER APPROVAL. This Agreement and the other matters disclosed in the Joint Information Statement shall have been approved and adopted by the required affirmative vote of the holders of the outstanding shares of Med-Search Common and of Prospect Medical Systems.

          (b) GOVERNMENT APPROVALS. All authorizations, consents, orders or approvals of, or declarations of filings with, or expiration of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement, and any such requirements under applicable state securities laws shall have been filed, occurred or been obtained, other than filings with and approvals by foreign governments relating to the Merger, if failure to make such filings or obtain such approvals would not be materially adverse to Med-Search or Prospect Medical Systems. There shall be no regulatory action threatened or pending which could result in suspension or revocation of any Permits held by Prospect Medical Systems, Prospect Medical Group, or Suncrest.

          (c) THIRD-PARTY APPROVALS. Any and all consents or approvals required from third parties relating to contracts, agreements, permits, leases and other instruments, material to the respective businesses of Med-Search (unless waived by Prospect Medical Systems and Investor) or Prospect Medical Systems (unless waived by Med-Search and Investor) shall have been obtained.

          (d) LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of Prospect Medical Systems' or Med-Search's Board of Directors has a reasonable probability of resulting in such order or injunction. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

          (e) STATUTES. No statute, rule or regulation shall have been enacted by the government of the United States or any state or agency thereof which would (i) make the consummation of the Merger illegal, (ii) prohibit Med-Search's or Surviving Corporation's ownership or operation of all or a material portion of the business or assets of Prospect Medical Systems, or compel Med-Search or Surviving Corporation to dispose of or hold separate all or a material portion of the business or assets of Prospect Medical Systems, as a result of the Merger, or (iii) render Med-

Search, Prospect Medical Systems or MS Acquisition Corporation unable to consummate the Merger, except for any waiting period provisions.

          (f) INVESTOR PRIVATE PLACEMENT. Pursuant to the terms of the Investment Agreement, immediately prior to the Closing, Investor shall have deposited in trust, $2,500,000, either in cash or in receipts for reimbursable expenses, as the proceeds of the Med-Search Placement. Unless otherwise waived, Investor's obligation shall be conditioned on its reliance on representations and warranties in Articles 3 and 4 of this Agreement.

          (g) FILING OF TAX RETURNS. Med-Search shall have filed all federal, state, local and foreign governmental tax returns for fiscal years 1993, 1994 and 1995, and shall have paid any and all taxes due, including penalties and fines. Prospect Medical Systems and Investor shall have received adequate assurances that Med-Search has no further tax liabilities.

          (h) ACQUISITIONS OF SUNCREST ASSETS. Pursuant to the terms of the Asset Purchase Agreement, Suncrest shall have transferred those assets to be sold under such agreement to Prospect Medical Group.

          (i) CERTIFICATE OF INVESTOR. Investor shall have delivered a certificate evidencing his ability to infuse $2,500,000 into Med-Search immediately following the Merger pursuant to his obligations under the Investment Agreement.

     7.2 CONDITIONS TO OBLIGATIONS OF MED-SEARCH AND MS ACQUISITION CORPORATION. The obligations of Med-Search and MS Acquisition Corporation to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by Med-Search and MS Acquisition
Corporation:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Prospect Medical Systems and Prospect Medical Group set forth in this Agreement and the Certificate of Merger shall be true and correct in all respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and Med-Search shall have received a certificate or certificates signed by the chief executive officer and chief financial officer of Prospect Medical Systems and Prospect Medical Group to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF PROSPECT MEDICAL SYSTEMS AND PROSPECT MEDICAL GROUP. Prospect Medical Systems and Prospect Medical Group shall have performed in all respects all obligations required to be performed by each under this Agreement and the Certificate of Merger prior to the Closing Date, and Med-Search shall have received a certificate signed by the chief executive officer and chief financial officer of Prospect Medical Systems and Prospect Medical Group to such effect.

          (c) OPINION OF PROSPECT MEDICAL SYSTEMS' COUNSEL. Med-Search shall have received an opinion dated the Closing Date of Gaitan & Parks, counsel to Prospect Medical Systems, in a form reasonably satisfactory to Med-Search's counsel, with such qualifications thereto as are customary and reasonable.

          (d) CONSULTING ARRANGEMENTS AND COVENANTS NOT TO COMPETE. Concurrent with the Closing, each of Terry Worthylake and James Crowell shall execute a Consulting Agreement, in the form attached hereto as Exhibit H, pursuant to which they shall serve as consultants to Med-Search for a six month period pursuant to the terms of a consulting agreement providing for payment of $45,000 to each at the Closing and $5,000 per month for a six month period thereafter. Messrs. Worthylake and Crowell shall also execute a covenant not to compete for a period of 18 months from the Closing satisfactory to Investor and Prospect Medical Systems.

     7.3 CONDITIONS TO OBLIGATIONS OF PROSPECT MEDICAL SYSTEMS. The obligations of Prospect Medical Systems to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by Prospect Medical Systems:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Med-Search, MS Acquisition Corporation and Suncrest set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and Prospect Medical Systems shall have received a certificate signed by the chief executive officer and chief financial officer of Med-Search to such effects as to Med-Search and MS Acquisition Corporation and of Suncrest as to Suncrest.

          (b) DUE DILIGENCE. Prospect shall have completed satisfactory due diligence of Med-Search, MS Acquisition Corporation and Suncrest. This shall include the satisfactory resolution or settlement of all outstanding claims, demands, lawsuits or matters in arbitration.

          (c) PERFORMANCE OF 0BLIGATIONS OF MED-SEARCH AND MS ACQUISITION CORPORATION. Med-Search and MS Acquisition Corporation shall have performed in all respects all obligations required to be performed by them under this Agreement prior to the Closing Date, and Prospect Medical Systems shall have received a certificate signed by the chief executive officer and chief financial officer of Med-Search to such effect.

          (d) OPINION OF MED-SEARCH'S COUNSEL. Prospect Medical Systems shall have received an opinion dated the Closing Date of David L. Kagel, Esq., outside counsel to Med-Search, in a form reasonably satisfactory to Prospect Medical Systems' counsel, with such qualifications thereto as are customary and reasonable which shall include without limitation an opinion that Med-Search has observed proper corporate formalities.

          (e) RESIGNATIONS. The resignation of officers and directors of Med-Search and MS Acquisition Corporation, whose replacement shall be designated by Investor as set forth in Section 6.12 herein or as otherwise determined by Investor and Prospect Medical Systems.

          (f) AUDIT. Completion of audited financial statements of Med-Search and Suncrest by BDO Seidman, LLP, in accordance with generally accepted accounting principles for the following periods: a consolidated statement of operations, statement of stockholders' equity and statement of cash flows for the three fiscal years ended September 30, 1993, 1994, and 1995, and Med-Search's audited consolidated balance sheet at September 30, 1995.

          (g) EMPLOYMENT. Gregg De Nicola, M.D. shall have executed an employment agreement satisfactory to Investors and Prospect Medical Systems.

          (h) RELEASES. Each of Terry Worthylake, James Crowell, Barbara Noble, Roger Rothrock, John Raffeto, William B. Brite, Costa De Oro Medical Group, Earl F. Jordan, M.D., and Scott Gladstone, M.D. shall have executed a release satisfactory to Investor and Prospect Medical Systems.

          (i) LIABILITY. Receipt of satisfactory evidence that Med-Search has no liability to Roger Rothrock and John Raffeto or any other party associated with such claim.

          (j) NO MATERIAL ADVERSE CHANGE. Since December 31, 1995, there shall have been no changes in the condition (financial or otherwise), employees, operations, obligations or liabilities of Med-Search or Suncrest which, in the aggregate, have had or may be reasonably expected to have a material adverse effect on Med-Search or Suncrest.

          (k) TERMINATION OF ADMINISTRATIVE SERVICES AGREEMENT. Med-Search and Suncrest shall have terminated the Administrative Services Agreement dated July 1, 1993, by and between Med-Search and Suncrest.


                                      ARTICLE 8

                                       CLOSING

     8.1 CLOSING DATE. The Closing under this Agreement (the "Closing") shall be held as promptly as practicable, but not more than one (1) business day following the later of (a) the approval of the Merger by the stockholders of Med-Search and (b) satisfaction of all other conditions precedent to the Merger specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof. In any event, if the Closing has not occurred on or before July 31, 1996, this Agreement may be terminated as provided in Section 11.1(c). Such date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Miller & Holguin, 1801 Century Park East, 7th Floor, Los Angeles, California, at 10:00 A.M. on such date, or on such other date and at such other time and place as the parties may agree upon in writing.

     8.2 FILING DATE. Subject to the provisions of this Agreement, on the Closing Date, fully executed and acknowledged copies of the Certificate of Amendment of Certificate of Incorporation increasing the number of authorized shares of Med-Search Common from 29,000,000 to 250,000,000 and the Certificate of Merger meeting the requirements of the Delaware General Corporation Law, shall be filed with the Delaware Secretary of State, all in accordance with the provisions of this Agreement.

     8.3 PRIVATE PLACEMENT OF MED-SEARCH COMMON. Immediately following confirmation by the Delaware Secretary of State of receipt and acceptance of (i) the Certificate of Amendment of Med-Search's Certificate of Incorporation increasing the number of shares of Med-Search from 29,000,000 to 250,000,000 and
(ii) the Certificate of Merger, the $2,500,000 raised in the Med-

Search Placement shall be invested in Med-Search in return for the issuance by Med-Search of 88,089,312 shares of Med-Search Common, representing approximately 42% of the Surviving Corporation's shares outstanding at the completions of the Merger and the Med-Search Placement.

     8.4 APPOINTMENT OF NEW BOARD OF DIRECTORS. As provided in Section 6.12 herein, immediately after the Effective Time, Terry L. Worthylake, James Crowell and Barbara Noble shall resign as directors and appoint Jacob Y. Terner, M.D., Gregg De Nicola, M.D. and David Levinsohn as new directors.

     8.5 CLOSING CERTIFICATES. Each of the officers and directors of Prospect Medical Systems, Prospect Medical Group, Med-Search and Suncrest shall have executed closing certificates stating that the representations, warranties and covenants contained in this Agreement are true and correct as of the Closing.


                                      ARTICLE 9

                SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     The representations, warranties and covenants of Prospect Medical Systems, Prospect Medical Group, Med-Search and Suncrest contained in this Agreement and in the closing certificates executed as set forth in Section 8.5 herein, shall survive the Effective Time. All representations, warranties and covenants in or pursuant to this Agreement shall be deemed to be conditions to the Merger.


                                      ARTICLE 10

                                 PAYMENT OF EXPENSES

     Med-Search, MS Acquisition Corporation and Prospect Medical Systems shall each pay their own fees and expenses incurred incident to the preparation and carrying out of the transactions herein contemplated (including legal, accounting and travel). However, Investor has agreed to advance certain expenses on behalf of Med-Search which shall be liabilities of Med-Search and shall be reimbursed to Investor from Private Placement Proceeds. Such advances include, but are not limited to: (a) audit expenses of Med-Search and Suncrest;
(b) Delaware franchise fees of Med-Search up to $30,000; (c) Investor's legal fees in connection with the transactions contemplated herein, including without limitation costs of the Merger, Med-Search Placement and due diligence expenses; and (d) appraisal, printing, mailing, stock transfer and filing fees.

                                      ARTICLE 11

                          TERMINATION, AMENDMENT AND WAIVER

     11.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of Med-Search or Prospect Medical
Systems:

          (a) by mutual written consent of Investor, Prospect Medical Systems and Med-Search;

          (b) by Med-Search, Prospect Medical Systems or Investor if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the other party set forth in this Agreement and, if such breach is curable, such breach has not been promptly cured after written notice of such breach;

          (c) by either Med-Search or Prospect Medical Systems if the Merger shall not have been consummated before July 31, 1996, (which failure, in the case of termination by Med-Search or MS Acquisition Corporation, was due to a failure of any of the conditions to the obligations of Med-Search and MS Acquisition Corporation set forth in Section 7.2 hereof and, in the case of termination by Prospect Medical Systems, was due to a failure of any of the conditions to the obligations of Prospect Medical Systems set forth in Section
7.3 hereof);

          (d) by Med-Search, Prospect Medical Systems or Investor if (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental authority which would make consummation of the Merger illegal;

          (e) by either Investor or Prospect Medical Systems if any required approval of the Med-Search stockholders shall not have been obtained by July 31, 1996;

          (f) by either Investor or Med-Search if the unanimous approval of the Prospect Medical Systems stockholders shall not have been obtained by July 31, 1996;

          (g) by Prospect Medical Systems if Section 368(a)(2)(E)(ii) of the Code cannot be satisfied as a result of dissenting stockholders of Prospect Medical Systems;

          (h) by Investor or Med-Search if any condition to Med-Search's obligation to complete the Merger has not been satisfied or waived by Med-Search;

          (i) by Investor or Prospect Medical Systems if any condition to Prospect Medical Systems' obligation to complete the Merger has not been satisfied or waived by Prospect Medical Systems; and

          (j) by Investor or Prospect Medical Systems if the HealthNet or Franklin litigation, as set forth more fully on Exhibit D hereto, have not been settled or otherwise resolved.

     11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Prospect Medical Systems or Med-Search as provided in Section 11.1, this Agreement and the Certificate of Merger shall forthwith become void and there shall be no liability or obligation on the part of Med-Search or Prospect Medical Systems or their respective officers or directors except for (i) the last sentence of Section 6.1, and (ii) the provisions of Article 10, and except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     11.3 AMENDMENT. This Agreement may be amended by the parties hereto, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Prospect Medical Systems, Med-Search and MS Acquisition Corporation but, after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     11.4 EXTENSION, WAIVER. At any time prior to the Effective Time, any party hereto, by such corporate action as shall be appropriate, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other act of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                      ARTICLE 12

                                       GENERAL

     12.1 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid by telecopy, or by courier service, as follows:

          If to Med-Search, to:

          Med-Search, Inc.
          15102 Bolsa Chica, Suite D
          Huntington Beach, California 92649
          Attention: Terry L. Worthylake

          With a copy to:

          Law Offices of David L. Kagel
          1801 Century Park East, 25th Floor
          Los Angeles, CA 90067
          Attention: David L. Kagel, Esq.

          If to Prospect Medical Systems, to:

          Prospect Medical Systems, Inc.
          18200 Yorba Linda Blvd., Suite 409
          Yorba Linda, CA 92686
          Attention: Gregg De Nicola, M.D.

          With a copy to:

          Gaitan & Parks
          171 S. Anita Dr., Suit 201
          Orange, CA 92568
          Attention: Raymond Gaitan, Esq.

          If to Investor, to:

          Jacob Y. Terner, M.D.
          205 Chautauqua Blvd.
          Pacific Palisades, CA 90272

          With a copy to:

          Miller & Holguin
          1801 Century Park East, 7th Floor
          Los Angeles, CA 90067
          Attention: Dale S. Miller, Esq.

          If to Barbara Noble or the Estate of Joseph Noble, to:

          Barbara Noble
          5400 The Toledo, Penthouse, Suite 701
          Long Beach, CA 90803

          With a copy to:

          Law Offices of Kenneth K. Williams
          One World Trade Center, Suite 1600
          Long Beach, CA 90831
          Attention: Kenneth K. Williams, Esq.

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

     12.2 HEADINGS. The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

     12.3 COUNTERPARTS. This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

     12.4 BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the parties hereto. Neither Med-Search, MS Acquisition Corporation nor Prospect Medical Systems may assign or transfer any rights under this Agreement. Investor shall be entitled to assign his rights to this Agreement to participants in the Private Placement.

     12.5 MERGER OF DOCUMENTS. This Agreement and all agreements and documents contemplated hereby constitute one agreement and are interdependent upon each other in an respects.

     12.6 INTEGRATION. All prior agreements, representations and understandings between the parties are incorporated in this Agreement which constitutes the entire contract between the parties. The terms of this Agreement are intended by the parties as a final expression of their agreement with respect to such terms as are included herein and may not be contradicted by evidence of any prior or contemporaneous written or oral representations, agreements or understandings, whether express or implied. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding, if any, involving this Agreement. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by each of the parties.

     12.7 INCORPORATION OF EXHIBITS. All Exhibits attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     12.8 GOOD FAITH. Each of the parties hereto agrees that it shall act in good faith in an attempt to cause all the conditions precedent to their respective obligations to be satisfied.

     12.9 APPLICABLE LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California as applied to contracts entered into solely between residents of, and to be performed entirely in, such state.

     12.10 DISPUTE. The parties acknowledge that the transactions contemplated by this Agreement are of a special, unique and extraordinary character, which gives this Agreement a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and a breach by any party of the provisions of this Agreement will cause irreparable injury. It is, therefore, expressly acknowledged that this Agreement may be enforced by the parties and by Investor by injunction and other equitable remedies, without bond. Such relief shall not be exclusive, but shall be in addition to any other available rights or remedies. If injunctive relief is not sought, any controversy or claim arising out of or relating to this Agreement, or breach thereof, including without limitation claims against either party, its affiliates, employees, professionals, officers or directors shall be settled by binding arbitration in Los Angeles, California, in accordance with the Commercial Rules of the American Arbitration Association. The arbitrator shall be an active member of the California bar. In the proceeding, the arbitrator shall apply California substantive law and the California Evidence Code, except that the arbitrator's authority in awarding damages shall be interpreted under New York law. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE NO AUTHORITY TO AWARD PUNITIVE DAMAGES, AND THE PARTIES HAVE BEEN ADVISED TO SEEK COUNSEL CONCERNING THE POSSIBLE WAIVER BY THE PARTIES OF CERTAIN RIGHTS OTHERWISE AVAILABLE AS A CONSEQUENCE OF SUCH AGREEMENT. The arbitrator shall prepare an award in writing, which shall include factual findings and any legal conclusions on which the decision is based. Judgment upon any award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. In any such proceeding, the prevailing party shall be entitled, in addition to any other relief awarded or adjudged, such sum as the Arbitrator(s) may fix as and for reasonable attorneys' fees and costs, and the same shall be included in the award and any judgment.

     12.11 SEVERABILITY. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

     12.12 THIRD PARTY BENEFICIARIES. Except as expressly set forth herein, no provision of this Agreement, including the Exhibits and Schedules hereto, is intended or should be construed to create any third party beneficiaries or to give any rights, including rights of subrogation, to any person other than the parties to this Agreement. Notwithstanding the foregoing, Med-Search and Prospect Medical Systems each hereby agree and acknowledge that Investor is relying on their respective representations in Articles 3 and 4 and that Investor or his investor group are relying on the same representations for their investment in the Med-Search Private Placement.

     12.13 BEST EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each party shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as possible. The parties hereto shall do and perform or cause to be done and performed all such further actions and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party hereby may reasonably request in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby.

     IN WITNESS WHEREOF, Med-Search, MS Acquisition Corporation and Prospect Medical Systems have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.


MED-SEARCH, INC.                             MED-SEARCH ACQUISITION
                                             CORPORATION


By: /s/ T. L. WORTHYLAKE                     By:  /s/ T. L. WORTHYLAKE
   --------------------------------             --------------------------------
Its: President                              Its:  President
    -------------------------------              -------------------------------

PROSPECT MEDICAL SYSTEMS, INC.


By:  /s/ Gregg De Nicola
   -------------------------------------
Its:
    ------------------------------------

The following signatory enters into this Agreement as to the representations and warranties set forth in Articles 3 and 4, and the additional agreements set forth in Articles 5 and 6, relating to Prospect Medical Group and Suncrest, as the case may be, only.

GREGG DE NICOLA, M.D.

/s/ GREGG DE NICOLA
------------------------------------

BARBARA NOBLE                                THE ESTATE OF JOSEPH W. NOBLE, M.D.


/s/ BARBARA NOBLE                            By:  /s/ BARBARA NOBLE
------------------------------------            --------------------------------
                                             Its: Representative

SUNCREST MEDICAL GROUP, INC.


By: /s/ BARBARA NOBLE
   -------------------------------------
Its:  Director
    ------------------------------------

                                     EXHIBITS TO
                        AGREEMENT AND PLAN OF REORGANIZATION(1)


     Exhibit A      Certificate of Merger
     Exhibit B      Asset Purchase Agreement
     Exhibit C      Investment Agreement -- filed herewith as Exhibit 10.6
     Exhibit D      Prospect Management Agreement -- filed herewith as Exhibit
                    10.1
     Exhibit E      Med-Search Litigation
     Exhibit F      Issuance of Securities
     Exhibit G      Acquisitions
     Exhibit F      Consulting Agreements


(1) The Registrant hereby undertakes to provide to the Securities and Exchange Commission upon request copies of any of the exhibits listed above not otherwise filed with this Form S-1 Registration Statement as noted above.


                                         -i-